                                                                    EXHIBIT 10.8

                                                                  Execution Copy


                                CREDIT AGREEMENT
                                   dated as of
                                November 16, 1999
                                      among
                               PP&L MONTANA, LLC,
                                   as Borrower

                            THE LENDERS PARTY HERETO
                                       and
                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                             CHASE SECURITIES INC.,
                                  Lead Arranger

                           CREDIT SUISSE FIRST BOSTON,
                        Syndication Agent and Co-Arranger

                            WARBURG DILLON, READ LLC,
                       Documentation Agent and Co-Arranger
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
                                               TABLE OF CONTENTS

                                                                                                           Page
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
ARTICLE I DEFINITIONS........................................................................................1

   SECTION 1.01.        Defined Terms........................................................................1
   SECTION 1.02.        Classification of Loans and Borrowings..............................................29
   SECTION 1.03.        Terms Generally.....................................................................29
   SECTION 1.04.        Accounting Terms; GAAP..............................................................29

ARTICLE II THE CREDITS......................................................................................30

   SECTION 2.01.        Commitments.........................................................................30
   SECTION 2.02.        Loans and Borrowings................................................................31
   SECTION 2.03.        Requests for Committed Borrowings...................................................32
   SECTION 2.04.        Competitive Bid Procedure...........................................................33
   SECTION 2.05.        Letters of Credit...................................................................35
   SECTION 2.06.        Funding of Borrowings...............................................................40
   SECTION 2.07.        Interest Elections..................................................................40
   SECTION 2.08.        Termination and Reduction of Commitments............................................42
   SECTION 2.09.        Repayment of Loans; Evidence of Debt................................................42
   SECTION 2.10.        Prepayment of Loans.................................................................43
   SECTION 2.11.        Fees................................................................................45
   SECTION 2.12.        Interest............................................................................46
   SECTION 2.13.        Alternate Rate of Interest..........................................................47
   SECTION 2.14.        Increased Costs.....................................................................48
   SECTION 2.15.        Break Funding Payments..............................................................49
   SECTION 2.16.        Taxes...............................................................................49
   SECTION 2.17.        Payments Generally; Pro Rata Treatment; Sharing of Set-offs.........................51
   SECTION 2.18.        Mitigation Obligations; Replacement of Lenders......................................52

ARTICLE III REPRESENTATIONS AND WARRANTIES..................................................................53

   SECTION 3.01.        Organization; Powers................................................................53
   SECTION 3.02.        Authorization; Enforceability.......................................................53
   SECTION 3.03.        Governmental Approvals; No Conflicts................................................53
   SECTION 3.04.        Financial Condition; No Material Adverse Change.....................................54
   SECTION 3.05.        Properties..........................................................................55
   SECTION 3.06.        Litigation and Environmental Matters................................................55
   SECTION 3.07.        Compliance with Laws and Agreements.................................................56
   SECTION 3.08.        Investment and Holding Company Status...............................................56
   SECTION 3.09.        Taxes...............................................................................56
   SECTION 3.10.        ERISA...............................................................................56
   SECTION 3.11.        Disclosure..........................................................................56
   SECTION 3.12.        Subsidiaries........................................................................57
   SECTION 3.13.        Insurance...........................................................................57
   SECTION 3.14.        Labor Matters.......................................................................57
   SECTION 3.15.        Solvency............................................................................58

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
   SECTION 3.16.        Federal Reserve Regulations.........................................................58
   SECTION 3.17.        No Burdensome Restrictions..........................................................58
   SECTION 3.18.        Year 2000...........................................................................58
   SECTION 3.19.        Energy Regulation...................................................................59

ARTICLE IV CONDITIONS.......................................................................................59

   SECTION 4.01.        Signing Date........................................................................59
   SECTION 4.02.        Initial Funding Date................................................................59
   SECTION 4.03.        Subsequent Funding Dates............................................................64
   SECTION 4.04.        Each Credit Event...................................................................66

ARTICLE V AFFIRMATIVE COVENANTS.............................................................................67

   SECTION 5.01.        Financial Statements and Other Information..........................................67
   SECTION 5.02.        Notices of Material Events..........................................................68
   SECTION 5.03.        Public Filings......................................................................69
   SECTION 5.04.        Existence; Conduct of Business......................................................69
   SECTION 5.05.        Payment of Obligations..............................................................69
   SECTION 5.06.        Maintenance of Properties...........................................................69
   SECTION 5.07.        Insurance...........................................................................70
   SECTION 5.08.        Books and Records; Inspection and Audit Rights; Auditor.............................70
   SECTION 5.09.        Compliance with Laws................................................................70
   SECTION 5.10.        Use of Proceeds and Letters of Credit...............................................70
   SECTION 5.11.        Additional Subsidiaries.............................................................70
   SECTION 5.12.        Energy Regulation...................................................................71
   SECTION 5.13.        Further Assurances..................................................................71
   SECTION 5.14.        Acquisitions........................................................................71
   SECTION 5.15.        Power Market Report.................................................................71
   SECTION 5.16.        Ownership of Core Subsidiaries......................................................71

ARTICLE VI NEGATIVE COVENANTS...............................................................................71

   SECTION 6.01.        Indebtedness........................................................................72
   SECTION 6.02.        Liens...............................................................................73
   SECTION 6.03.        Fundamental Changes.................................................................73
   SECTION 6.04.        Asset Sales.........................................................................73
   SECTION 6.05.        Restricted Payments; Certain Payments of Indebtedness...............................74
   SECTION 6.06.        Transactions with Affiliates........................................................75
   SECTION 6.07.        Amendment of Material Documents.....................................................75
   SECTION 6.08.        Guarantees and Indemnities..........................................................76
   SECTION 6.09.        Fiscal Year.........................................................................76
   SECTION 6.10.        Prepayment of Indebtedness..........................................................76
   SECTION 6.11.        Ownership of Subsidiaries...........................................................76
   SECTION 6.12.        Debt to Capital Ratio...............................................................76
   SECTION 6.13.        Additional Subsidiaries and Core Subsidiaries.......................................76

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
ARTICLE VII EVENTS OF DEFAULT...............................................................................77


ARTICLE VIII THE ADMINISTRATIVE AGENT.......................................................................79


ARTICLE IX MISCELLANEOUS....................................................................................81

   SECTION 9.01.        Notices.............................................................................81
   SECTION 9.02.        Waivers; Amendments.................................................................82
   SECTION 9.03.        Expenses; Indemnity; Damage Waiver..................................................83
   SECTION 9.04.        Successors and Assigns..............................................................84
   SECTION 9.05.        Survival............................................................................87
   SECTION 9.06.        Counterparts; Integration; Effectiveness............................................87
   SECTION 9.07.        Severability........................................................................87
   SECTION 9.08.        Right of Setoff.....................................................................88
   SECTION 9.09.        Governing Law; Jurisdiction; Consent to Service of Process..........................88
   SECTION 9.10.        WAIVER OF JURY TRIAL................................................................89
   SECTION 9.11.        Headings............................................................................89
   SECTION 9.12.        Confidentiality.....................................................................89
   SECTION 9.13.        Interest Rate Limitation............................................................90

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
Schedules
Schedule 1.01(A):          Initial Funding Date Acquisitions
Schedule 1.01(B)           Common Facilities
Schedule 1.01(C)           Subordination Terms for Subordinated Indebtedness
Schedule 1.01(D):          Montana Assets
Schedule 2.01:             Lenders and Commitments
Schedule 3.04:             Assumptions for Pro Forma Consolidated Balance Sheet
Schedule 3.05:             Real Property
Schedule 3.06:             Disclosed Matters
Schedule 3.12:             Subsidiaries
Schedule 3.13:             Insurance
Schedule 4.01:             Search Jurisdictions
Schedule 4.02(p):          Governmental Approvals
Schedule 6.02(a):          Liens

Exhibits
Exhibit A:                 Form of Assignment and Acceptance
Exhibit B-1:               Form of Lease
Exhibit B-2:               Form of Lease Guarantee
Exhibit B-3:               Form of Lease Indenture
Exhibit B-4:               Form of Lease Note
Exhibit B-5:               Form of Pass-Through Certificate
Exhibit B-6:               Form of Pass-Through Trust Agreement
Exhibit B-7:               Form of Facility Site Lease and Sublease
Exhibit B-8:               Form of Participation Agreement
Exhibit B-9:               Form of Supplemental Lease Indenture
Exhibit C-1:               Form of Opinion of David Kinnard, Esq., General Counsel of the Borrower
Exhibit C-2:               Form of Opinion of Winthrop, Stimson, Putnam & Roberts
Exhibit C-3:               Form of Opinion of Moulton, Bellingham, Longo & Mather
Exhibit C-4:               Form of Opinion of Jones, Day, Reavis & Pogue
Exhibit C-5:               Form of Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.
Exhibit D:                 Form of Subsidiary Guarantee Agreement
Exhibit E-1:               Form of Insurance Consultant's Certificate
Exhibit E-2:               Form of Independent Engineer's Certificate
Exhibit E-3:               Form of Fuel Consultant's Certificate
Exhibit E-4:               Form of Market Consultant's Certificate
Exhibit F:                 Form of Interconnection Agreement
Exhibit G-1:               Form of Colstrip Unit 3 Wholesale Transition Service Agreement
Exhibit G-2:               Form of Non-Colstrip Unit 3 Wholesale Transition Service Agreement
Exhibit G-3:               Form of Puget Wholesale Transition Service Agreement
Exhibit H:                 Form of Committed Borrowing Request
Exhibit I:                 Form of Competitive Bid Request

                                       iv
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
                  CREDIT AGREEMENT, dated as of November 16, 1999 (this
"Agreement"), among PP&L MONTANA, LLC, a Delaware limited liability company, as
Borrower, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as
Administrative Agent

                  The parties hereto agree as follows:


                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition Funding End Date" means the date on which all of the Acquisitions (including the payment of all Purchase Price Adjustments) shall have been completed.

                  "Acquisitions" means, collectively, the Initial Funding Date
Acquisitions and the Subsequent Funding Date Acquisitions.

                  "Additional Subsidiary" means any Subsidiary that becomes an Additional Subsidiary in accordance with the requirements of Section 6.13.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an Administrative
Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" means, collectively, the Administrative Agent, Credit
Suisse First Boston and UBS AG, Stamford Branch.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base
CD Rate in effect on such day plus (x) during the period from and including
December 15, 1999 through and including January 7, 2000,

2%, and (y) at any other time, 1%, and (c) the Federal Funds Effective Rate in effect on such day plus (x) during the period from and including December 15, 1999 through and including January 7, 2000, 1.5%, and (y) at any other time, 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Tranche B Revolving Lender, the percentage of the total Tranche B Revolving Commitments represented by such Tranche B Lender's Tranche B Revolving Commitment. If the Tranche B Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Tranche B Revolving Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, at any date, the applicable rate per annum determined in accordance with the following pricing grid:

                Status                       Level I       Level II       Level III      Level IV       Level V
---------------------------------------------------------------------------------------------------------------
Facility Fee Rate for Bridge Commitment       0.15%          0.175%          0.20%        0.325%          0.50%

Applicable Rate-Eurodollar Bridge Loans       0.85%           0.95%          1.05%        1.925%          2.25%

Applicable Rate-ABR Bridge Loans              0.00%          0.125%          0.25%         1.25%          1.75%

Facility Fee Rate for Revolving              0.175%           0.20%          0.25%        0.375%         0.625%
Commitments

Applicable Rate-Eurodollar Revolving         0.825%          0.925%          1.00%        1.875%         2.125%
Loans

Applicable Rate-ABR Revolving Loans           0.00%          0.125%          0.25%         1.25%          1.75%

Participation Fee Rate for Letters of        0.825%          0.925%          1.00%        1.875%         2.125%
Credit

                  For purposes of this definition, the following terms have, subject to the proviso below, the following meanings:

                           "Level I Status" exists at any date if, at such date,
               the Relevant Debt is rated both BBB+ or higher by S&P and Baa1 or higher by Moody's.

                           "Level II Status" exists at any date if, at such date
               (i) the Relevant Debt is rated both BBB or higher by S&P and Baa2 or higher by Moody's and (ii) Level I Status does not exist.

                           "Level III Status" exists at any date if, at such
               date (i) the Relevant Debt is rated both BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

                           "Level IV Status" exists at any date if, at such date
         (i) the Relevant Debt is rated both BB+ or higher by S&P and Ba1 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

                           "Level V Status" exists at any date if, at such date,
         (i) the Relevant Debt is not rated both BB+ or higher by S&P and Ba1 or higher by Moody's and (ii) none of Level I Status, Level II Status, Level III Status and Level IV Status exists.

                           "Status" refers to the determination which of Level I
Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

                           "Relevant Debt" refers to the Lease Debt or, if the
Borrower's senior unsecured long-term debt is then rated by S&P and Moody's, such debt;

provided, however, that: (a) if the ratings assigned to the Relevant Debt by S&P and Moody's are "split" (e.g., a rating of "BBB+" from S&P and a rating of "Baa2" from Moody's), the lower of the S&P and Moody's ratings shall apply unless (a) the rating assigned to the Relevant Debt by Fitch IBCA, Inc. is equivalent to the higher of the S&P and Moody's ratings and (b) the S&P and Moody's ratings do not vary by more than one level, in which case the higher of the S&P and Moody's ratings shall apply; and (b) if Moody's or S&P has not assigned a rating to the Relevant Debt, for purposes of this definition Level II Status shall be deemed to exist, provided that if (i) the Relevant Debt is subsequently assigned ratings by S&P and Moody's, (ii) the Relevant Debt has not been previously assigned a rating by Moody's or S&P and (iii) as a result of such ratings, Level III Status, Level IV Status or Level V Status exists, such Level III Status, Level IV Status or Level V Status, as the case may be, shall be deemed to have existed at all times prior to the actual assignment of such rating for purposes of calculating the facility fees payable under Section 2.11(a).

                  "Appraiser" means Deloitte & Touche LLP.

                  "Arrangers" means, collectively, Chase Securities Inc., Credit Suisse First Boston and Warburg Dillon, Read LLC.

                  "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Asset Purchase Agreements" means, collectively, the MPC Asset Purchase Agreement, the Puget Asset Purchase Agreement and the Portland Asset Purchase Agreement.

                  "Asset Sale" means (i) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any Core

Subsidiary, in one transaction or in a series of related transactions, (ii) the issuance and sale of any Equity Interest by any Core Subsidiary to any Person other than the Borrower or a Core Subsidiary, or (iii) any designation of a Core Subsidiary as an Additional Subsidiary (the dollar amount of the Asset Sale made upon such designation to be determined as the fair market value of all Investments made in such Core Subsidiary by the Borrower or any of its Core Subsidiaries).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the Bridge Availability Period, the Tranche A Revolving Availability Period or the Tranche B Revolving Availability Period, as the context requires.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means PP&L Montana, LLC, a Delaware limited liability company.

                  "Borrowing" means a Committed Borrowing or a Competitive Borrowing, as the case may be.

                  "Borrowing Request" means a request by the Borrower for a Committed Borrowing in accordance with Section 2.03.

                  "Bridge Availability Period" means the period from and including the Initial Funding Date to but excluding the earlier of (a) the Bridge Maturity Date, (b) the date of termination of the Bridge Commitments and
(c) the date on which a Borrowing is made pursuant to Section 2.01(b)(iv) (after such Borrowing is made).

                  "Bridge Borrowing" means Bridge Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Bridge Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Bridge Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Bridge Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Bridge Commitment, as applicable. The initial aggregate amount of the Lenders' Bridge Commitments is $675,000,000.

                  "Bridge Competitive Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Bridge Competitive Loans at such time.

                  "Bridge Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Bridge Loans at such time.

                  "Bridge Lender" means a Lender with a Bridge Commitment or, if the Bridge Commitments have terminated or expired, a Lender with Bridge Exposure.

                  "Bridge Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

                  "Bridge Maturity Date" means the day which is 364 days following the Signing Date.

                  "Bridge Retirement Date" means the date on which all Bridge Loans and Bridge Competitive Loans shall have been paid in full and all Bridge Commitments shall have been terminated.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" means, for any period with respect to any Person, (a) the capital expenditures of such Person that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by such Person during such period.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Equivalents" means (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) fully collateralized repurchase agreements with a term of not more than 60 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and (e) other prudent short-term Investments which are made in the ordinary course of business and consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld).

                  "Cash Flow Available for Fixed Charges" for any period means, without duplication, (a) Consolidated EBITDA (excluding all Additional Subsidiaries) for such period, minus (b) the portion of such Consolidated EBITDA that is attributable to cash extraordinary gains or other cash nonrecurring revenue or credit items included in Consolidated EBITDA (other than to the extent such cash extraordinary gains or other cash nonrecurring revenue or credit items are offset by cash extraordinary losses), minus (c) for each Core Subsidiary having an equity holder other than the Borrower or any of its Core Subsidiaries, the amount described in the foregoing clause (a) attributable to the Equity Interests owned by such holder plus (d) Consolidated EBITDA (including the proceeds from any asset sales) of Additional Subsidiaries for such period to the extent such amount is distributed to the Borrower or its Core Subsidiaries from such Additional Subsidiaries during such period, minus (e) Capital Expenditures made by the Borrower and its Core Subsidiaries during such period other than capital expenditures financed (i) with Indebtedness referred to in Section 6.01(a) or (ii) with Indebtedness incurred pursuant to Section 6.01(b)(i).

                  "Cash Flow to Fixed Charges Ratio" means, for any period, the ratio of (a) Cash Flow Available for Fixed Charges for such period to (b) Fixed Charges for such period.

                  "Change in Control" means the consummation of any transaction or series of related transactions (including any merger or consolidation) the result of which is that any person (as such term is defined in Rule 13(d)(3) under the Exchange Act), (other than (a) PP&L Resources or any of its successors into which PP&L Resources has consolidated or merged, (b) any person (as defined above) who comes to be a beneficial owner (as defined below) directly or indirectly of more than 50% of the voting power of or economic interest in PP&L Resources or (c) any of PP&L Resources' direct or indirect wholly-owned Subsidiaries), becomes the "beneficial owner" (as such term is defined in Rule 13(d)(3) under the Exchange Act, except that a person (as defined above) shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the voting power of or economic interests in the Borrower.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Bridge Loans, Tranche A Revolving Loans, Tranche B Revolving Loans or Competitive Loans and, when used in reference to any

Commitment, refers to whether such Commitment is a Bridge Commitment, Tranche A Revolving Commitment or Tranche B Revolving Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Colstrip Project Transmission Agreement" means the Colstrip Project Transmission Agreement, dated as of May 6, 1981, as amended as of February 14, 1990, December 30, 1996 and July 13, 1998, by and among MPC, Puget (successor to Puget Sound Power & Light Company), Portland, PacifiCorp (successor to Pacific Power & Light Company) and Avista Corporation (successor to the Washington Water Power Company). The interests of the parties thereto from which the Borrower acquires Colstrip transmission assets, subject to the Colstrip Project Transmission Agreement, will be assigned to, and assumed by, the Borrower or the applicable Lease Subsidiary.

                  "Colstrip Transmission System" means those two certain 249-mile, 500-kilovolt alternating current transmission lines, which run from the switchyard located in the Common Facilities to the Broadview Substation, and then from such substation to Townsend, Montana.

                  "Colstrip Site" means the town of Colstrip, Rosebud County, Montana.

                  "Colstrip Unit 3" means Unit 3 of the 2,276 (gross) MW Colstrip coal-fired electric generating facility.

                  "Colstrip Unit 4" means Unit 4 of the 2,276 (gross) MW Colstrip coal-fired electric generating facility.

                  "Commitment" means a Bridge Commitment, Tranche A Revolving Commitment or Tranche B Revolving Commitment, or any combination thereof (as the context requires).

                  "Committed Borrowing" means a Bridge Borrowing, Tranche A Revolving Borrowing or Tranche B Revolving Borrowing, or any combination thereof (as the context requires).

                  "Committed Exposure" means, with respect to any Lender, such Lender's Bridge Exposure, Tranche A Revolving Exposure or Tranche B Revolving Exposure, or any combination thereof (as the context requires).

                  "Committed Loan" means a Bridge Loan, Tranche A Revolving Loan or Tranche B Revolving Loan, or any combination thereof (as the context requires).

                  "Common Facilities" means the facilities described in Schedule 1.01(B) hereto (as in effect on the Signing Date and as thereafter amended with the prior written consent of (x) on or prior to the Acquisition Funding End Date, a majority of the Agents, and (y) thereafter, the Required Lenders).

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan in accordance with Section 2.04.

                  "Competitive Bid Rate" means, with respect to any Competitive Bid, the Margin or the Fixed Rate, as applicable, offered by the Lender making such Competitive Bid.

                  "Competitive Bid Request" means a request by the Borrower for Competitive Bids in accordance with Section 2.04.

                  "Competitive Borrowing" means a Competitive Loan or group of Competitive Loans of the same Type made on the same date and as to which a single Interest Period is in effect.

                  "Competitive Loan" means a loan made pursuant to Section 2.04.

                  "Competitive Exposure" means, with respect to any Lender, such Lender's Bridge Competitive Exposure, Tranche A Revolving Competitive Exposure or Tranche B Revolving Competitive Exposure, or any combination thereof (as the context requires).

                  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) consolidated interest expense for such period, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) lease expense for such period attributable to the Leases, (v) non-cash charges representing allocations from Affiliates and (vi) any extraordinary non-cash charges or other non-cash nonrecurring charge items for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary non-cash gains or other non-cash nonrecurring revenue or credit items for such period, all determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income of any Person (other than a Core Subsidiary) in which the Borrower or a Core Subsidiary or any director holding qualifying shares in compliance with applicable law owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Core Subsidiary or is merged into or consolidated with the Borrower or any Core Subsidiary or the date that such Person's assets are acquired by the Borrower or any Core Subsidiary.

                  "Consolidated Tangible Net Assets" means, at any date of determination, (a) the total net assets of the Borrower and its Core Subsidiaries determined in accordance with GAAP, excluding (i) goodwill, organizational expenses, research and product development expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all deferred charges or unamortized debt discount and expenses, (iii) all reserves carried and not deducted from assets, (iv) securities which are not readily marketable, (v) cash held in sinking or other analogous funds established for the purpose of redemption, retirement or prepayment of capital stock or other Equity Interests or Indebtedness, (vi) any write-up in the book value of any assets resulting from a revaluation thereof subsequent to the Initial Funding Date and (vii) any items not included in clauses (i) through (vi) above which are treated as intangibles in conformity with GAAP, plus (b) the aggregate purchase price paid or to be paid by the Owner Lessors for the Leased Assets, plus (c) the aggregate net book value of all asset sales or dispositions made by the Borrower or any of its Core Subsidiaries since the Initial Funding Date to the extent that the proceeds thereof or other consideration received therefor are not invested in any Permitted Business of the Borrower or any of its Core Subsidiaries and are not retained by the Borrower or any of its Core Subsidiaries.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Core Subsidiary" means any Subsidiary that is not an Additional Subsidiary.

                  "Credit Event Date" means each of the Signing Date, the Initial Funding Date, each Subsequent Funding Date and each other date on which any Borrowing is made or any Letter of Credit is issued, amended, renewed or extended.

                  "Credit Support Letter of Credit" means one or more Letters of Credit in an aggregate amount up to $40,000,000 used to support the Borrower's obligation to maintain a debt service reserve under the Lease Documents.

                  "Debt to Capital Ratio" means with respect to the Borrower and its Core Subsidiaries, the ratio, as of the end of the most recent fiscal quarter of the Borrower for which internal financial statements are available, of (a) the aggregate principal amount of Indebtedness of such Persons then outstanding to (b) Total Capitalization.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 (as in effect on the Signing Date and as thereafter amended with the prior written consent of (x) on or prior to the Acquisition Funding End Date, a majority of the Agents, and (y) thereafter, the Required Lenders).

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "EnergyPlus Marketing Agreement" means an agreement between the Borrower and PP&L EnergyPlus Co., LLC, a Pennsylvania limited liability company, relating to the marketing of power from the Montana Assets, in form and substance reasonably satisfactory to a majority of the Agents.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or notices issued, promulgated or entered into by any Governmental Authority with jurisdiction over the Borrower, any of its Subsidiaries, any of the Montana Assets then acquired or the Facility Site, relating in any way to the environment (including damages to natural resources), the management, release or threatened release of any

Hazardous Material or to health and safety matters, including any permits, authorizations, filings, notices or other approvals issued, filed or made thereunder.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan or the termination of any Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located and, in each case, any Governmental Authority thereof or therein, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction or Governmental Authority described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b), excluding, however, requests caused by any Lender defaulting in its obligation to fund Loans hereunder), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to
Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

                  "Exempt Wholesale Generator" means an "exempt wholesale generator," as such term is defined in 15 U.S.C. Section 79z-5a(a-1).

                  "Exposure" means, with respect to any Lender, such Lender's Bridge Exposure, Tranche A Revolving Exposure, Tranche B Revolving Exposure or Competitive Loan Exposure, or any combination thereof (as the context requires).

                  "Facility Site" means the undivided interest in that portion of the Colstrip Site on which the Leased Assets are located.

                  "Facility Site Lease and Sublease" means a facility site lease and sublease agreement substantially in the form of Exhibit B-7 hereto, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FERC" means the Federal Energy Regulatory Commission.

                  "Financial Officer" means a financial officer of the Borrower.

                  "Financing Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Fixed Charges" means, with respect to the Borrower and its Core Subsidiaries for any period, the sum, without duplication, of (a) the aggregate amount of interest expense with respect to Indebtedness of such Persons for such period, including (i) the net payments under interest rate Hedging Agreements (with payments to the Borrower and any of its Core Subsidiaries to be subtracted and payments by the Borrower and any of its Core Subsidiaries to be added), (ii) all capitalized interest and (iii) the interest portion of any deferred payment obligation, plus (b) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness of such Persons, plus (c) the aggregate amount of all payments due under the Leases, in each case, scheduled to be paid by such Person during such period.

                  "Fixed Rate" means, with respect to any Competitive Loan (other than a Eurodollar Competitive Loan), the fixed rate of interest per annum specified by the Lender making such Competitive Loan in its related Competitive Bid.

                  "Fixed Rate Loan" means a Competitive Loan bearing interest at a Fixed Rate.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Fuel Consultant" means John T. Boyd Company or any other Person from time to time appointed by the Administrative Agent to act as fuel consultant for purposes of this Agreement.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, any other nation with jurisdiction over the Borrower, any of its Subsidiaries, any of the Montana Assets then acquired or the Facility Site, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, including any annuity agreement purchased with the proceeds of, or converted from, any other Hedging Agreement.

                  "Holdings" means PP&L Montana Holdings, LLC, a Delaware limited liability company.

                  "Indebtedness" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement upon the occurrence of an event of default are limited to repossession or sale of such property), (e) all Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all unconditional obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock or other Equity Interests of such Person or any warrants, rights or options to acquire such capital stock or other Equity Interests, (h) all Indebtedness of any other Person of the type referred to in clauses (a) through
(g) which is Guaranteed by such Person or for which such Person shall otherwise (including pursuant to any keepwell, makewell or similar arrangement) become directly or indirectly liable, and (i) all third party Indebtedness of the type referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property (including accounts and contract rights) owned by the Person whose Indebtedness is being measured, even though such Person has not assumed or become liable for the payment of such third party Indebtedness, the amount of such obligation being deemed to be the lesser of the value of such property or the amount of the obligation so secured.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Independent Appraisal" means an appraisal of the Montana Assets, in form and substance satisfactory to the Administrative Agent, prepared by the Appraiser.

                  "Independent Engineer" means R.W. Beck, Inc. or any other Person from time to time appointed by the Administrative Agent to act as independent engineer for purposes of this Agreement.

                  "Information Memorandum" means the Confidential Information Memorandum dated August 1999 relating to the Borrower and the Transactions.

                  "Initial Funding Date" means the date on which the Borrower requests a Borrowing to be made and/or a Letter of Credit to be issued and the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

                  "Initial Funding Date Acquisitions" means the acquisition of the Montana Assets listed on Schedule 1.01(A) hereto (as in effect on the Signing Date and as thereafter amended with the prior written consent of a majority of the Agents) and any other Montana Assets, in each case pursuant to the applicable Asset Purchase Agreements.

                  "Insurance Consultant" means AON Risk Services or any other Person from time to time appointed by the Administrative Agent to act as insurance consultant for purposes of this Agreement.

                  "Interconnection Agreement" means the Interconnection Agreement to be entered into by and between the Borrower and MPC substantially in the form attached hereto as Exhibit F, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Committed Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Fixed Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Fixed Rate Loan with an Interest Period of more than 90 days' duration (unless otherwise specified in the applicable Competitive Bid Request), each day prior to the last day of such Interest Period that occurs at intervals of 90 days' duration after the first day of such Interest Period, and any other dates that are specified in the applicable Competitive Bid Request as Interest Payment Dates with respect to such Borrowing.

                  "Interest Period" means (a) with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and (b) with respect to any Fixed Rate Borrowing, the period (which shall not be less than seven days or more than 360 days) commencing on the date of such Borrowing and ending on the date specified in the applicable Competitive Bid Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Committed Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Tranche B Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lease" means a facility lease agreement substantially in the form of Exhibit B-1 hereto, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Lease Closing Date" means a date on which Lease Documents with respect to some or all of the Leased Assets are executed and delivered and all conditions precedent to the performance of the obligations thereunder are satisfied or waived in accordance with the terms thereof.

                  "Lease Debt" means Indebtedness incurred by any Owner Lessor and its subsidiaries, if any, under the Lease Documents.

                  "Lease Documents" means, collectively, the Leases, the Facility Site Lease and Subleases, the Lease Guarantee, the Lease Notes, the Lease Indentures, the Supplemental Lease Indentures, the Pass-Through Certificates, the Pass-Through Trust Agreements, the Participation

Agreement and any other documents, agreements or other instruments executed in connection with the Lease Transactions.

                  "Lease Event of Default" means an "event of default" under and as defined in a Lease.

                  "Lease Guarantee" means an agreement substantially in the form of Exhibit B-2 hereto, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Lease Indenture" means an indenture substantially in the form of Exhibit B-3, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Lease Indenture Trustee" means a trustee under a Lease Indenture.

                  "Lease Note" means a note substantially in the form of Exhibit B-4, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Lease Obligations" means without duplication, (a) indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes, and (b) with respect to non-capital leases, (i) the principal amount of non-recourse indebtedness of the lessor in such a lease, or (ii) if such amount is indeterminable, then the present value, determined using a discount rate equal to the incremental borrowing rate (as defined in Statement of Financial Accounting Standards No.
13) of the lessee under a lease, of rent obligations under such lease.
                  "Lease Subsidiaries" means, collectively, PP&L Colstrip I, LLC and PP&L Colstrip II, LLC.

                  "Lease Transactions" means the transactions contemplated by the Lease Documents.

                  "Leased Assets" means, collectively, the assets leased by each Lessee pursuant to the Lease Documents.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "Lessees" means, collectively, the Borrower and the Lease Subsidiaries.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Telerate Page 3750 (or on any successor or substitute for such Page providing rate quotations comparable to those currently provided on such Page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Subsidiary Guarantee Agreement and each promissory note delivered pursuant to this Agreement.

                  "Loan Parties" means the Borrower and its Core Subsidiaries.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Margin" means, with respect to any Competitive Loan bearing interest at a rate based on the LIBO Rate, the marginal rate of interest, if any, to be added to or subtracted from the LIBO Rate to determine the rate of interest applicable to such Loan, as specified by the Lender making such Loan in its related Competitive Bid.

                  "Market Consultant" means PHB Hagler Bailly, Inc. or any other Person from time to time appointed by the Administrative Agent to act as market consultant for purposes of this Agreement.

                  "Material Adverse Effect" means any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, revenue, results of operations, condition (financial or otherwise) or prospects of the Borrower and its Core Subsidiaries taken as a whole (including any such effect resulting from an event, development or circumstance affecting one or more Additional Subsidiaries), (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

                  "Material Agreements" means, collectively, the Asset Purchase Agreements, the Wholesale Transition Service Agreements, the Interconnection Agreement, the Operating Agreements, the Reciprocal Sharing Agreement, the Colstrip Project Transmission Agreement, the New Transmission Services Agreements (if any), the EnergyPlus Marketing Agreement and the Lease Documents, in each case on and after the date on which such agreement has been executed by the parties thereto.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), including the Lease Debt, or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements), the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Montana Assets" means, collectively, the assets to be acquired from MPC, Puget and Portland listed on Schedule 1.01(D), which schedule indicates all of the Assets (as defined in the MPC Asset Purchase Agreement) that will not be included in the Initial Funding Date Acquisitions (as in effect on the Signing Date and as thereafter amended with the prior written consent of
(x) on or prior to the Acquisition Funding End Date, a majority of the Agents, and (y) thereafter, the Required Lenders).

                  "Moody's" means Moody's Investors Service, Inc.

                  "MPC" means The Montana Power Company, a Montana corporation.

                  "MPC Acquisitions" means the acquisition of assets to be sold pursuant to the MPC Asset Purchase Agreement.

                  "MPC Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of October 31, 1998, by and between PP&L Global and MPC.

                  "Multiemplover Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Adjustment Payments" means, at any time, the amount, if positive, by which (a) the aggregate amount of payments due and payable by the Borrower for Purchase Price Adjustments exceeds (b) the aggregate amount of proceeds received by or due to the Borrower for Purchase Price Adjustments and not previously taken into account in connection with any funding of Bridge Loans or Tranche A Revolving Loans to pay Purchase Price Adjustments.

                  "Net Adjustment Proceeds" means the amount, if positive, by which the aggregate amount of proceeds received by the Borrower for Purchase Price Adjustments exceeds the aggregate amount of payments made by the Borrower for Purchase Price Adjustments.

                  "Net Proceeds" means, with respect to (a) the designation of a Subsidiary as an Additional Subsidiary in accordance with Section 6.13, the funds made available by the Borrower pursuant to Section 6.13(g), and (b) any other event, (i) the cash proceeds received in respect of such event including any cash received in respect of any non-cash proceeds, but only as and when received, net of (ii) the sum of (A) all reasonable fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties (other than Affiliates) in connection with such event, (B) in the case of an Asset Sale, the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by the asset or assets disposed of in such Asset Sale or otherwise subject to mandatory prepayment as a result of such Asset Sale, and (C) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries, and the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

                  "New Transmission Services Agreements" means, collectively,
(a) the Transmission Agreement, if any, to be entered into by and between the Borrower and MPC relating to the transmission of energy from Colstrip Units 1-3 on the Colstrip Transmission System, (b) the Transmission Agreement, if any, to be entered into by and between PP&L Colstrip I, LLC and Puget, as contemplated by Section 6.10 of the Puget Asset Purchase Agreement, and (c) the Transmission Agreement, if any, to be entered into by and between PP&L Colstrip II, LLC and Portland, as contemplated by Sections 5.08 and 6.15 of the Portland Asset Purchase Agreement, in each case in form and substance satisfactory to a majority of the Agents.

                  "Non-Recourse Indebtedness" means Indebtedness (a) as to which neither the Borrower nor any of its Core Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) is the lender; (b) which, if in default, would not permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Borrower or any of its Core Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity (including the right of such holders to take enforcement action against an Additional Subsidiary); and (c) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets (other than the Equity Interests of any Person other than a Core Subsidiary) of the Borrower or any of its Core Subsidiaries.

                  "Open Access Transmission Tariff" means an "open access transmission tariff" meeting the requirements of the Federal Power Act and applicable FERC orders and decisions thereunder.

                  "Operating Agreements" means, collectively:

                  (i) the Agreement for the Operation and Maintenance of Colstrip Steam Electric Generating Plant, dated as of July 30, 1971, by and between MPC and Puget (successor to Puget Sound Power & Light Company);

                  (ii) the Construction & Ownership Agreement, dated as of July 30, 1971, by and between MPC and Puget (successor to Puget Sound Power & Light Company);

                  (iii) the Ownership and Operation Agreement -- Colstrip Units 3 and 4, dated as of May 6, 1981, as amended October 11, 1991 and July 13, 1998, by and among MPC, Puget

(successor to Puget Sound Power & Light Company and Puget Colstrip Construction Company), Avista Corporation (successor to The Washington Water Power Company), Portland and PacifiCorp (successor to Pacific Power & Light Company); and

                  (iv) the Common Facilities Agreement -- Colstrip Units 1, 2, 3 and 4, dated as of May 6, 1981, as amended January 21, 1992, by and among MPC, Puget (successor to Puget Sound Power & Light Company and Puget Colstrip Construction Company), Avista Corporation (successor to The Washington Water Power Company), Portland and PacifiCorp (successor to Pacific Power & Light Company);

in each case, with the rights and obligations under such agreements of MPC (except to the extent specified in the Unit 3 and 4 Voting Agreement, if any), Puget and Portland to be assigned to, and assumed by the Borrower or the applicable Lease Subsidiary, on the Initial Funding Date or a Subsequent Funding Date, as applicable, to the extent specified in the documents relating to the Acquisitions.

                  "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under this Agreement or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Owner Lessors" means the Delaware limited liability companies established specifically for the benefit of the applicable Owner Participant. The Owner Lessors will lease the undivided interests in the Leased Assets to the Lessees under the Leases.

                  "Owner Lessor Liens" means "Owner Lessor Liens," as defined in the Participation Agreement.

                  "Owner Participants" means the wholly-owned subsidiaries of Bell Atlantic Credit Corp. and Newcourt Capital USA, Inc., respectively.

                  "Owner Participant Liens" means "Owner Participant Liens," as defined in the Participation Agreement.

                  "Participation Agreement" means a participation agreement substantially in the form of Exhibit B-8 hereto, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Pass-Through Certificate" means a pass-through certificate substantially in the form of Exhibit B-5, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Pass-Through Trust Agreement" means a trust agreement substantially in the form of Exhibit B-6, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Pass-Through Trustee" means a trustee under a Pass-Through Trust Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Business" means (a) the generation, transmission, distribution, marketing and sale of power from the Montana Assets (and any expansions related to the Montana Assets or acquisitions of similar generating assets in Montana); (b) activities related to the ownership and operation of the Rosebud Coal Mine or other coal assets in North America for the supply of fuel to the Montana Assets (and any expansions related to the Montana Assets or acquisitions of similar generating assets in Montana); (c) all activities related or incidental to those set forth in clauses (a) and (b); and (d) any other activity related to non-nuclear generation, transmission, distribution, marketing and sale of power in North America, so long as Moody's and S&P confirm that the then-existing ratings assigned to the Pass-Through Certificates will not fall below investment grade as a result of the Borrower's and/or its Subsidiaries' participation in such activities.

                  "Permitted Investment" means (a) any Investment in the Borrower or in a Core Subsidiary; (b) any Investment in Cash Equivalents; (c) any Investment by the Borrower or any Core Subsidiary in a Person, if as a result of such Investment, (i) such Person becomes a Core Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a wholly-owned Core Subsidiary; (d) any acquisition of assets solely in exchange for the issuance of Equity Interests of the Borrower; (e) any obligations incurred under a Hedging Agreement; (f) other Investments in any Person (including any Additional Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) that, together with all other Investments made pursuant to this clause (f) since the Signing Date, is equal to or less than $10,000,000; and (g) any Investment made from the proceeds of capital contributions to, or the issuance and sale of Equity Interests in, the Borrower not constituting Indebtedness other than the proceeds of Required Equity Contributions made pursuant to Section 4.02(o) or 4.03(h).

                  "Permitted Liens" means (a) Liens listed on Schedule 6.02(a) hereto (as in effect on the Signing Date and as thereafter amended with the prior written consent of (x) on or prior to the Acquisition Funding End Date, a majority of the Agents, and (y) thereafter, the Required Lenders); (b) Liens granted by the Borrower to any wholly-owned Core Subsidiary or by a wholly-owned Core Subsidiary to the Borrower or any other wholly-owned Core Subsidiary; (c) any Lien arising by reason of any judgment, decree or order of any court so long as such Lien is being contested in good faith and is appropriately bonded or reserved against, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order have not been finally terminated or the period within which such proceedings may be initiated has not expired; (d) Liens arising by reason of taxes, duties or other governmental charges that are not yet delinquent or are being contested in good faith; (e) Liens arising by reason of security for payment of worker's compensation or other insurance; (f) Liens arising by operation of law in favor of carriers, warehousemen, landlords, mechanics, materialmen, laborers or employees for sums that are not yet delinquent or are being contested in good faith; (g) Liens in favor of suppliers incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith; (h) Liens arising by reason of easements, rights-of-way, zoning and similar covenants and restrictions or similar encumbrances or title defects that do not interfere with the ordinary course of business of the Borrower or any of its Core Subsidiaries; (i) Liens arising by operation of law pursuant to any license issued by the FERC required for the Borrower's operation of hydroelectric generation facilities; (j) Liens to secure Indebtedness incurred pursuant to Section 6.01(b)(iv), provided that such Liens do not cover assets which are, as a whole, more valuable than the then current value of the assets covered by Liens securing the Indebtedness being so refinanced; (k) the interests of the Lessees (including the Borrower), the Owner Participants, the Owner Lessors and the Lease Indenture Trustees under the Lease Documents; (l) Owner Lessor Liens and Owner Participant Liens; (m) the reversionary interests of (i) the Borrower in the Facility Site and (ii) the Owner Lessors in the Leased Assets; (n) the Liens, leases, easements and encumbrances identified on the policy of title insurance issued in connection with any Acquisition; (o) Liens to secure Indebtedness permitted to be incurred pursuant to Section 6.01 (other than Indebtedness incurred pursuant to Section 6.01(b)(iii)), provided that such Liens shall not secure Indebtedness in an amount in excess of $25,000,000; (p) Liens on assets of any Additional Subsidiary that secure Non-Recourse Indebtedness of such Additional Subsidiary;
(q) operating agreements or such other similar arrangements with respect to the Common Facilities used by or useful to the Borrower or its Core Subsidiaries which could not reasonably be expected to result in a material adverse effect on
(i) the business, assets, revenues, results of operations, financial condition or prospects of the Borrower and its Core Subsidiaries, taken as a whole, (ii) the ability of the Borrower or its Core Subsidiaries to perform their respective obligations under the Loan Documents or (iii) the validity or enforceability of Loan Documents or the rights and remedies of the Lenders thereunder; (r) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (s) the interest of the lessor under a lease constituting a Capital Lease Obligation and a purchase money security interest in property acquired with the proceeds of purchase money Indebtedness permitted under Section 6.01; (t) Liens arising by virtue of any statutory provisions relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or the funds maintained with a creditor depositary institution; and (u) Liens created or purported to be created pursuant to the Subsidiary Guarantee Agreement.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Portland" means Portland General Electric Company, an Oregon corporation.

                  "Portland Acquisitions" means the acquisition of assets to be sold pursuant to the Portland Asset Purchase Agreement.

                  "Portland Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of November 1, 1998, by and between PP&L Global and Portland.

                  "PP&L Global" means PP&L Global, Inc., a Pennsylvania corporation.

                  "PP&L Resources" means PP&L Resources, Inc., a Pennsylvania corporation; provided that if (a) any person (as such term is defined in Rule 13(d)(3) under the Exchange Act) becomes a beneficial owner (as such term is defined in Rule 13(d)(3) under the Exchange Act, except that a person (as defined above) shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the voting power of or economic interest in PP&L Resources or (b) any event that is not described in the definition of "Change of Control" occurs, pursuant to which PP&L Resources merges into or consolidates with another entity and PP&L Resources is not the surviving entity, then immediately after such event, in the case of clause (a), "PP&L Resources" shall refer to the person so acquiring more than 50% of the voting power of or economic interest in PP&L Resources or, in the case of clause
(b), "PP&L Resources" shall mean such surviving entity.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Pro Rata Share" means, for any Lender, the Tranche A Revolving Commitment of such Lender divided by the aggregate of the Tranche A Revolving Commitments of all Lenders.

                  "Puget" means Puget Sound Energy, Inc., a Washington corporation.

                  "Puget Acquisitions" means the acquisition of assets to be sold pursuant to the Puget Asset Purchase Agreement.

                  "Puget Asset Purchase Agreement" means the Asset Purchase Agreement, dated as of November 1, 1998, by and between PP&L Global and Puget. "PUHCA" means the Public Utility Holding Company Act of 1935 and all rules and regulations adopted thereunder.

                  "PUHCA" means the Public Utility Holding Company Act of 1935 and all rules and regulations adopted thereunder.

                  "Purchase Price Adjustment" means (a) any adjustment to the base purchase price under an Asset Purchase Agreement which under such Asset Purchase Agreement is to be made within 60 days after the Acquisitions under such Asset Purchase Agreement are consummated, or (b) any adjustment in accordance with Section 1.05 of the MPC Asset Purchase Agreement or Section 1.05 of the Puget Asset Purchase Agreement.

                  "Reciprocal Sharing Agreement" means the Colstrip Units 3 and 4 Generating Project Reciprocal Sharing Agreement, dated as of October 8, 1998, by and between MPC and MPC acting through its Energy Supply Division (together with such ancillary agreements that are reasonably acceptable to a majority of the Agents), with the interest relating to Colstrip Unit 3 to be assigned to, and assumed by, the Borrower on the Initial Funding Date.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Equity Contribution" means, on any date, an amount such that (i) the minimum projected Cash Flow to Fixed Charges Ratio shall exceed 2.25 to 1.0 for each year after 1999 during the projected term of the Lease Debt, (ii) the average projected Cash Flow to Fixed Charges Ratio shall exceed 3.25 to 1.0 during the projected term of the Lease Debt and (iii) the Debt to Capital Ratio shall be less than 0.5 to 1.0, in each case as set forth in a certificate of the chief financial officer of the Borrower (based, in the case of clause (i) and (ii) immediately above, on reasonable assumptions) in form and substance reasonably satisfactory to a majority of the Agents.

                  "Required Lenders" means, at any time, Lenders having Committed Exposures and unused Commitments representing more than 50% of the sum of the total Committed Exposures and unused Commitments at such time.

                  "Restricted Investment" means any Investment other than a Permitted Investment.

                  "Restricted Payment" means (a) the declaration or payment of any dividend or the making any other payment or distribution on account of the Borrower's or any of its Core Subsidiaries' Equity Interests (including any payment in connection with any merger or consolidation involving the Borrower or any of its Core Subsidiaries) or to the direct or indirect holders of the Borrower's or any of its Core Subsidiaries' Equity Interests in their capacity as such (provided that the payment of dividends or distributions payable in Equity Interests of the Borrower or dividends or distributions to the Borrower or its Core Subsidiaries shall not be deemed to be Restricted Payments); (b) the purchase, redemption or other acquisition or retirement for value (including in connection with any merger or consolidation involving the Borrower) of any Equity Interests in the Borrower; (c) the making of any payment on or with respect to, or the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness of the Borrower; (d) the making of any Restricted Investment; or (e) the designation of a Core Subsidiary as an Additional Subsidiary (the Restricted Payment made upon such a designation to be determined as the fair market value of the Investments made in such Core Subsidiary by the Borrower or any of its Core Subsidiaries).

                  "Revolving Availability Period" means the Tranche A Revolving Availability Period or the Tranche B Revolving Availability Period, or any combination thereof (as the context otherwise requires).

                  "Revolving Commitment" means, with respect to any Lender, the sum of such Lender's Tranche A Revolving Commitment plus such Lender's Tranche B Revolving Commitment.

                  "Revolving Exposure" means, with respect to any Lender, the sum of such Lender's Tranche A Revolving Exposure plus such Lender's Tranche B Revolving Exposure.

                  "Revolving Loan" means a Tranche A Revolving Loan or a Tranche B Revolving Loan, or any combination thereof (as the context otherwise requires).

                  "Rosebud Coal Mine" means a large surface coal mining operation owned and operated by Western Energy Company located in Rosebud County in southeastern Montana.

                  "Significant Lease Default" with respect to any Lease, has the meaning given to such term in such Lease.

                  "Signing Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "S&P" means Standard & Poor's Ratings Group.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" means Indebtedness that (a) is expressly subordinated to the Borrower's payment obligations under this Agreement on terms substantially similar to the subordination terms attached as
(x) with respect to Subordinated Indebtedness issued to Affiliates of the Borrower, Schedule 1.01(C) to this Agreement, and (y) with respect to Subordinated Indebtedness issued to Persons that are not Affiliates of the Borrower, Schedule 1.01(C) to this Agreement, (b) with respect to Subordinated Indebtedness issued to Affiliates of the Borrower, does not have any payment of principal which is due on or prior to the day that is 180 days after the Tranche A Revolving Maturity Date, (c) with respect to Subordinated Indebtedness issued to Affiliates of the Borrower, is not required, in any contingency, to be redeemed or repurchased, and (d) with respect to Indebtedness issued to Persons that are not Affiliates of the Borrower, is otherwise satisfactory to the Required Lenders.

                  "Subsequent Funding Date" means any date on which the Borrower requests a Borrowing to be made and/or a Letter of Credit to be issued and the conditions specified in Section 4.03 are satisfied (or waived in accordance with Section 9.02).

                  "Subsequent Funding Date Acquisitions" means, collectively,
(i) any MPC Acquisitions, Puget Acquisitions or Portland Acquisitions which did not occur on the Initial

Funding Date, and (ii) any payment requirements of the Borrower for a Purchase Price Adjustment.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Borrower.

                  "Subsidiary Guarantee Agreement" means an agreement substantially in the form of Exhibit D hereto executed by each of the Core Subsidiaries in favor of the Lenders.

                  "Supplemental Lease Indenture" means a supplemental indenture substantially in the form of Exhibit B-9, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Capitalization" means, on any date of determination, with respect to the Borrower and its Core Subsidiaries, the sum, without duplication, of (a) total common stock equity or analogous ownership interests of such Person, (b) preferred stock and preferred securities of such Person, (c) additional paid in capital or analogous interests of such Person, (d) retained earnings of such person, (e) the aggregate principal amount of Indebtedness of such Person then outstanding and (f) the total equity contributed by the Owner Participants on the Initial Funding Date and any Subsequent Funding Date.

                  "Tranche A Acquisition Funding Cap" means, at any time, (a) the aggregate amount of all Tranche A Revolving Loans made pursuant to Section 2.01(b)(i), 2.01(b)(ii) or

2.01(b)(iv) less (b) the aggregate amount of all reductions in the Tranche A Revolving Commitments pursuant to Section 2.10(c), 2.10(d) or 2.10(e) that have become effective.

                  "Tranche A Revolving Availability Period" means the period from and including the Signing Date to but excluding the earlier of (a) the Tranche A Revolving Maturity Date and (b) the date of termination of the Tranche A Revolving Commitments.

                  "Tranche A Revolving Borrowing" means Tranche A Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Tranche A Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche A Revolving Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 or 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche A Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Revolving Commitments is $150,000,000.

                  "Tranche A Revolving Competitive Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Tranche A Revolving Competitive Loans at such time.

                  "Tranche A Revolving Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Tranche A Revolving Loans at such time.

                  "Tranche A Revolving Lender" means a Lender with a Tranche A Revolving Commitment or, if the Tranche A Revolving Commitments have terminated or expired, a Lender with Tranche A Revolving Exposure.

                  "Tranche A Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

                  "Tranche A Revolving Maturity Date" means the day which is three (3) years following the Signing Date.

                  "Tranche B Revolving Availability Period" means (i) the period from and including the Signing Date to but excluding the earlier of (a) the Tranche B Revolving Maturity Date and (b) the date of termination of the Tranche B Revolving Commitments.

                  "Tranche B Revolving Borrowing" means Tranche B Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Tranche B Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Tranche B Revolving Loans and to acquire participations in Letters of Credit hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or 2.10 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Tranche B Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Revolving Commitments is $125,000,000.

                  "Tranche B Revolving Competitive Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Tranche B Revolving Competitive Loans at such time.

                  "Tranche B Revolving Exposure" means, with respect to any Lender at any time, the outstanding principal amount of such Lender's Tranche B Revolving Loans and its LC Exposure at such time.

                  "Tranche B Revolving Extension Date" means, in respect of the Tranche B Revolving Maturity Date in effect at any time, the first anniversary of such then-effective Tranche B Revolving Maturity Date, if (i) the Borrower has submitted to the Administrative Agent and Lenders a written request for a one-year extension of such then-effective Tranche B Revolving Maturity Date (which request shall be made no more often than once each year), (ii) each of the Lenders has executed and delivered a written consent to such request (which consent each Lender shall be free to give or withhold at its sole option and election and may deliver subject to any condition), and (iii) all conditions to which such consents are subject have been satisfied.

                  "Tranche B Revolving Lender" means a Lender with a Tranche B Revolving Commitment or, if the Tranche B Revolving Commitments have terminated or expired, a Lender with Tranche B Revolving Exposure.

                  "Tranche B Revolving Loan" means a Loan made pursuant to clause (c) of Section 2.01.

                  "Tranche B Revolving Maturity Date" means (a) the day which is three (3) years following the Signing Date or (b) if so agreed in writing by each of the Lenders, the Tranche B Revolving Extension Date then most recently approved by them.

                  "Transactions" means the Financing Transactions, the Acquisitions and the Lease Transactions.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unit 3 and 4 Voting Agreement" means the agreement, if any, to be entered into by and between the Borrower and MPC relating to the allocation of voting rights applicable to MPC's member interest on the Operating Committee in respect of Colstrip Unit 3 and Colstrip Unit 4, in form and substance reasonably satisfactory to a majority of the Agents.

                  "Wholesale Transition Service Agreements" means, collectively,
(i) the Colstrip Unit 3 Wholesale Transition Service Agreement to be entered into by and between the Borrower and MPC substantially in the form attached hereto as Exhibit G-1, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents, (ii) the Non-Colstrip Unit 3 Wholesale Transition Service Agreement to be entered into by and between the Borrower and MPC substantially in the form attached hereto as Exhibit G-2, with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents, (iii) the Wholesale Transition Service Agreement to be entered into by and between the Borrower and Puget substantially in the form attached hereto as Exhibit G-3 (together with ancillary agreements that are reasonably acceptable to a majority of the Agents), with such changes prior to the execution thereof that are not material to the Lenders as determined by a majority of the Agents, and (iv) the Transition Power Sale Agreement, dated as of August 9, 1999, by and between the Borrower and Portland.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Signing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees:

                  (a) to make Bridge Loans to the Borrower from time to time during the Bridge Availability Period in an aggregate principal amount that will not result in such Lender's Bridge Exposure exceeding such Lender's Bridge Commitment; provided that Bridge Loans shall be made only:

                           (i) on any Business Day which is or is prior to the Acquisition Funding End Date and on which an Acquisition is consummated, in an amount not exceeding, and for the purpose solely of financing, the difference between (A) the purchase consideration for such Acquisition and all costs and expenses of the Transactions then payable and (B) the Required Equity Contribution determined as of such date in respect of such Acquisition,

                           (ii)from time to time prior to or on the 30th day following the Acquisition Funding End Date, in an amount not exceeding, and for the purpose solely of financing, the difference between (A) any Net Adjustment Payments then due and payable and (B) the Required Equity Contribution determined as of such date in respect of such Net Adjustment Payments, and

                           (iii) from time to time during the Bridge
         Availability Period, in an amount not exceeding, and for the purpose solely of repaying, any Bridge Competitive Loan then due and payable;

                  (b) to make Tranche A Revolving Loans to the Borrower from time to time during the Tranche A Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Tranche A Revolving Exposure exceeding such Lender's Tranche A Revolving Commitment; provided that Tranche A Revolving Loans shall be made only after Bridge Loans have been funded in an amount equal to the Bridge Commitments and only:

                           (i) on any Business Day which is or is prior to the Acquisition Funding End Date and on which an Acquisition is consummated, in an amount not exceeding, and for the purpose solely of financing, the difference between (A) the purchase consideration for such Acquisition and all costs and expenses of the Transactions then payable and (B) the sum of (x) the Required Equity Contribution determined as of such date in respect of such Acquisition and (y) all proceeds of Bridge Loans (if any) funded to finance such purchase consideration, costs and expenses,

                           (ii)from time to time prior to or on the 30th day following the Acquisition Funding End Date, in an amount not exceeding, and for the purpose solely of financing, the difference between (A) any Net Adjustment Payments then due and payable and (B) the sum of (x) the Required Equity Contribution determined as of such date in respect of such Net Adjustment Payments and (y) all proceeds of Bridge Loans (if any) funded to finance such Net Adjustment Payments, and

                           (iii) from time to time during the Tranche A
         Revolving Availability Period, for the general corporate purposes of the Borrower and its Core Subsidiaries in the ordinary course of business but only if, after giving effect to such funding, such Lender's Tranche A Revolving Exposure will not exceed such Lender's Pro Rata Share of the Tranche A Acquisition Funding Cap; and

                           (iv) on any Business Day on or after the date on which all of the Lease Transactions have been completed and all proceeds thereof have been applied to the prepayment of Loans in accordance with Section 2.10(c), in an amount not exceeding, and for the purpose solely of repaying or prepaying, any Bridge Loans and any Bridge Competitive Loans then outstanding, provided that no more than one Borrowing shall be made pursuant to this clause (iv); and

                  (c) to make Tranche B Revolving Loans to the Borrower from time to time during the Tranche B Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Tranche B Revolving Exposure exceeding such Lender's Tranche B Revolving Commitment; provided that, prior to the date on which the Puget Acquisitions have been consummated, no Tranche B Revolving Loans shall be made that would cause the aggregate Tranche B Revolving Exposure to exceed (i) $20,000,000 on the Initial Funding Date or (ii) $100,000,000 at any time thereafter.

Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Tranche A Revolving Loans and Tranche B Revolving Loans, subject, in the case of reborrowing Tranche A Revolving Loans, to the Tranche A Acquisition Funding Cap. Once repaid, the Bridge Loans cannot be reborrowed, except only, within the foregoing limits and subject to the terms and conditions set forth herein, for the purpose solely of paying a Bridge Competitive Loan when due.

                  SECTION 2.02. Loans and Borrowings. (a) Each Committed Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.04. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments and the Competitive Bids of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, (i) each Committed Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith, and (ii) each Competitive Borrowing shall be comprised entirely of Eurodollar Loans or Fixed Rate Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Notwithstanding any provision of this Agreement to the contrary, the Borrower shall not be permitted to request or have outstanding Eurodollars Loans at any time during the period from and including December 15, 1999 through and including January 7, 2000.

                  (c) At the commencement of each Interest Period for any Eurodollar Committed Borrowing, such Borrowing shall be in an aggregate amount that is, in the case of a Bridge Eurodollar Committed Borrowing or a Tranche A Revolving Eurodollar Committed Borrowing, an integral multiple of $5,000,000 and not less than $10,000,000, and, in the case of a Tranche B Eurodollar Committed Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Committed Borrowing is made, such Borrowing shall be in an aggregate amount that is, in the case of a Bridge ABR Committed Borrowing or a Tranche A Revolving ABR Committed Borrowing, an integral multiple of $5,000,000 and not less than $10,000,000, and in the case of a Tranche B ABR Committed Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000; provided that an ABR Committed Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Competitive Borrowing shall be in an aggregate amount that is (x) for any Bridge Competitive Borrowing, an integral multiple of $10,000,000 and not less than $50,000,000, and (y) for any Tranche A Revolving Competitive Borrowing or Tranche B Revolving Competitive Borrowing, an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that (i) there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding and (ii) there shall not at any time be more than a total of five Eurodollar Tranche B Revolving Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Bridge Maturity Date, Tranche A Revolving Maturity Date or Tranche B Revolving Maturity Date, as applicable.

                  SECTION 2.03. Requests for Committed Borrowings. To request a Committed Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Committed Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit H and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                           (i) whether the requested Borrowing is to be a Bridge Borrowing, Tranche A Revolving Borrowing or Tranche B Revolving Borrowing;

                           (ii) the aggregate amount of such Borrowing;

                           (iii) the date of such Borrowing, which shall be a Business Day;

                           (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                           (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Committed Borrowing is specified, then the requested Committed Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Committed Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Competitive Bid Procedure. (a) Subject to the terms and conditions set forth herein, from time to time the Borrower may request Competitive Bids for Competitive Loans denominated in dollars and may (but shall not have any obligation to) accept Competitive Bids and borrow Competitive Loans; provided that (i) the sum of the total Committed Exposures of any Class plus the total Competitive Exposures of such Class at any time shall not exceed the total Commitments of such Class, (ii) the sum of the total Tranche A Revolving Exposures plus the total Tranche A Revolving Competitive Exposures shall not exceed the Tranche A Acquisition Funding Cap, and (iii) the Borrower may request Bridge Competitive Loans solely to repay Bridge Loans and Bridge Competitive Loans. To request Competitive Bids, the Borrower shall notify the Administrative Agent of such request by telephone, in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, four Business Days before the date of the proposed Borrowing and, in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that the Borrower may submit not more than one Competitive Bid Request for each Class of Loan on the same day, but a Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request, unless any and all such previous Competitive Bid Requests shall have been withdrawn or all Competitive Bids received in response thereto rejected. Each such telephonic Competitive Bid Request shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Competitive Bid Request substantially in the form of Exhibit I and signed by the

Borrower. Each such telephonic and written Competitive Bid Request shall specify the following information in compliance with Section 2.02:

                           (i)    the aggregate amount of the requested
                                  Borrowing;

                           (ii) the date of such Borrowing, which shall be a Business Day;

                           (iii) whether such Borrowing is to be a Eurodollar Borrowing or a Fixed Rate Borrowing;

                           (iv) the Interest Period to be applicable to such Borrowing, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
                                  Section 2.06.

Promptly following receipt of a Competitive Bid Request in accordance with this Section, the Administrative Agent shall notify the Lenders of the details thereof by telecopy, inviting the Lenders to submit Competitive Bids.

                  (b) Each Lender may (but shall not have any obligation to) make one or more Competitive Bids to the Borrower in response to a Competitive Bid Request. Each Competitive Bid by a Lender must be in a form approved by the Administrative Agent and must be received by the Administrative Agent by telecopy, in the case of a Eurodollar Borrowing, not later than 9:30 a.m., New York City time, three Business Days before the proposed date of such Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the form approved by the Administrative Agent may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall specify (i) the principal amount (which shall be a minimum of (x) for any Bridge Competitive Borrowing, $50,000,000 and an integral multiple of $10,000,000, or (y) for any Tranche A Revolving Competitive Borrowing or Tranche B Revolving Competitive Borrowing, $5,000,000 and an integral multiple of $1,000,000, and in each case which may be equal to the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make,
(ii) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) and (iii) the Interest Period applicable to each such Loan and the last day thereof.

                  (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount specified in each Competitive Bid and the identity of the Lender that shall have made such Competitive Bid.

                  (d) Subject only to the provisions of this paragraph, the Borrower may in its sole and absolute discretion accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy, whether and to what extent it has decided to accept or reject each Competitive Bid, in the case of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, three Business Days before the date of the proposed Competitive Borrowing, and in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the proposed date of the competitive Borrowing; provided that (i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower rejects a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the aggregate amount of the requested Competitive Borrowing specified in the related Competitive Bid Request, (iv) to the extent necessary to comply with clause (iii) above, the Borrower may accept Competitive Bids at the same Competitive Bid Rate in part, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of (x) for any Bridge Competitive Loan, $50,000,000 and an integral multiple of $10,000,000, or (y) for any Tranche A Revolving Competitive Loan or Tranche B Revolving Competitive Loan, $5,000,000 and an integral multiple of $1,000,000; provided further that if a Competitive Loan must be in an amount less than $50,000,000 or $10,000,000, as the case may be, because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of (x) for any Bridge Competitive Loan, $25,000,000 or any integral multiple thereof, or (y) for any Tranche A Revolving Competitive Loan or Tranche B Revolving Competitive Loan, $2,500,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of (x) for any Bridge Competitive Loan , $5,000,000, or (y) for any Tranche A Revolving Competitive Loan or Tranche B Revolving Competitive Loan, $500,000, in each case in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, the amount and Competitive Bid Rate so accepted), and each successful bidder will thereupon become bound, subject to the terms and conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

                  (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) of this Section.

                  SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Tranche B Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000 and (ii) the total Tranche B Revolving Exposures shall not exceed the total Tranche B Revolving Commitments.

                  (c) Expiration Date. Each Letter of Credit (other than a Credit Support Letter of Credit) shall expire at or prior to the close of business on the earlier of (A) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Tranche B Revolving Maturity Date. Each Credit Support Letter of Credit shall expire at or prior to the close of business on the earlier of
(A) the date three years after the date of the issuance of such Credit Support Letter of Credit and (B) the date that is five Business Days prior to the Tranche B Revolving Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Tranche B Revolving Lender, and each Tranche B Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche B Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Tranche B Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.03 that such payment be financed with an ABR Tranche B Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Tranche B Revolving Borrowing. If the Borrower fails to make such payment, or request such Borrowing, when such payment is due, the Administrative Agent shall notify each Tranche B Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Tranche B Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Tranche B Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Tranche B Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Tranche B Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Tranche B Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, nor the Lenders, the Issuing Bank or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Tranche B Revolving Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Tranche B Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing

Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Tranche B Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.10(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Tranche B Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) plus any interest earned from the investment of such amount shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) plus any interest earned from the investment of such amount shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10(b) and no Default shall have occurred and be continuing.

                  SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that (i) ABR Tranche B Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank and (ii) Bridge Competitive Loans shall be applied by the Administrative Agent to the repayment of outstanding Bridge Loans or Bridge Competitive Loans in accordance with
Section 2.17. The Administrative Agent is irrevocably authorized to apply Bridge Competitive Loans in accordance with clause (ii) of the immediately preceding sentence.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate then applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07. Interest Elections. (a) Each Committed Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Committed Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Committed Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Competitive Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Committed Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (e) of this Section:

                      (i) the Committed Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                      (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                      (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                      (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period."

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Committed Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Committed Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Committed Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Bridge Commitments shall terminate on the Bridge Maturity Date, (ii) the Tranche A Revolving Commitments shall terminate on the Tranche A Revolving Maturity Date and (iii) the Tranche B Revolving Commitments shall terminate on the Tranche B Revolving Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, in whole or in part, the Commitments of any Class; provided that
(i) each partial reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000, and (ii) the Borrower shall not terminate or reduce the Commitments of any Class if, after giving effect to any concurrent prepayment of the Loans of such Class in accordance with Section 2.10, the sum of the Committed Exposures plus the Competitive Loan Exposures would exceed the total Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least five Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Bridge Loan of such Lender on the Bridge Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche A Revolving Loan of such Lender on the Tranche A Revolving Maturity Date, (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche B Revolving Loan on the Tranche B Revolving Maturity Date and (iv) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Competitive Loan of such Lender on the last day of the Interest Period applicable to such Competitive Loan.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to the requirements of this Section; provided that the Borrower shall not have the right to prepay any Competitive Loan without the prior consent of the Lender thereof.

                  (b) In the event and on each occasion that (i) the sum of the Committed Exposures and the Competitive Loan Exposures exceeds the total Commitments, (ii) the Exposures of any Class exceed the total Commitments of such Class, or (iii) the sum of the Tranche A Revolving Exposures and the Tranche A Revolving Competitive Exposures exceed the Tranche A Acquisition Funding Cap, the Borrower shall prepay Loans (or, if no such Loans are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess.

                  (c) The Borrower shall apply all Net Proceeds received by or on behalf of the Borrower and/or any of its Subsidiaries from any Lease Transaction, immediately after such Net Proceeds are received, (i) first, to the prepayment of outstanding Bridge Loans and Bridge Competitive Loans, pro rata, in an aggregate amount equal to the lesser of (x) the amount of such Net Proceeds and (y) the aggregate amount of outstanding Bridge Loans and Bridge Competitive Loans, (ii) second, to the prepayment of outstanding Tranche A Revolving Loans and Tranche A Revolving Competitive Loans, pro rata, in an aggregate amount equal to the lesser of (x) the amount of such Net Proceeds remaining after application thereof in accordance with clause (i) immediately above and (y) the aggregate amount of outstanding Tranche A Revolving Loans and Tranche A Revolving Competitive Loans, and (iii) third, to the prepayment of outstanding Tranche B Revolving Loans in an aggregate amount equal to the lesser of (x) the amount of such Net Proceeds remaining after application thereof in accordance with clauses (i) and (ii) immediately above and (y) the aggregate amount of outstanding Tranche B Revolving Loans. Any amounts paid in respect of Bridge Loans, Bridge Competitive Loans, Tranche A Revolving Loans or Tranche A Revolving Competitive Loans pursuant to this clause (c) may not be reborrowed other than in accordance with the last paragraph of Section 2.01. The Bridge Commitments shall reduce by the amount of Bridge Loans and Bridge Competitive Loans prepaid in accordance with clause (i) immediately above and the Tranche A Revolving Commitments shall reduce by the amount of Tranche A Revolving Loans and Tranche A Revolving Competitive Loans prepaid in accordance with clause (ii) immediately above.

                  (d) If the Borrower and its Core Subsidiaries receive, or if the Borrower makes available under Section 6.13, Net Proceeds from one or more Asset Sales, then, except in the case of the first $50,000,000 (cumulatively) of such Net Proceeds received or made available after the Signing Date, the Borrower shall, immediately after such Net Proceeds are received or made available, (i) first, prepay Bridge Loans and Bridge Competitive Loans, pro rata, in an aggregate amount equal to the lesser of (x) the amount of such Net Proceeds and (y) the aggregate amount of outstanding Bridge Loans and Bridge Competitive Loans, and (ii) second, prepay Tranche A Revolving Loans and Tranche A Revolving Competitive Loans, pro rata, in an aggregate amount equal to the lesser of (x) the amount of such Net Proceeds remaining after application thereof in accordance with clause (i) immediately above and (y) the aggregate amount of outstanding Tranche A Revolving Loans and Tranche A Revolving Competitive Loans, and (iii) third, prepay Tranche B Revolving Loans in an aggregate amount equal to the lesser of
(x) the amount of such Net Proceeds remaining after application thereof in accordance with clause (ii) immediately above and (y) the aggregate amount of outstanding Tranche B Revolving Loans; provided that if any Asset Sale is made after the Bridge Retirement Date, and if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Core Subsidiaries intend to apply the Net Proceeds from such Asset Sale (or a portion thereof specified in such certificate), within 270 days after receipt of such Net Proceeds, to a Permitted Business, and certifying that no Default has occurred and is continuing, then (x) no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds from such Asset Sale (or the portion of such Net Proceeds specified in such certificate, if applicable) and (y) the Net Proceeds from such Asset Sale (or the portion of such Net Proceeds specified in such certificate, if applicable) shall not be taken into account for purposes of determining the cumulative amount of Net Proceeds received or made available after the Signing Date, except in each case to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 270 day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied. Any amounts paid in respect of Bridge Loans, Bridge Competitive Loans, Tranche A Revolving Loans or Tranche A Revolving Competitive Loans pursuant to this clause
(d) may not be reborrowed other than in accordance with the last paragraph of
Section 2.01. The Bridge Commitments shall reduce by the amount of the Bridge Loans and Bridge Competitive Loans prepaid in accordance with clause (i) immediately above and the Tranche A Revolving Commitments shall reduce by the amount of the Tranche A Revolving Loans and Tranche A Revolving Competitive Loans prepaid in accordance with clause (ii) immediately above.

                  (e) If on or after the Acquisition Funding End Date the Net Adjustment Proceeds exceed $1,000,000, the Borrower shall, (x) with respect to any ABR Loan, immediately after determination of such excess amount of Net Adjustment Proceeds, and (y) with respect to any Eurodollar Loan, on the last day of the Interest Period then applicable to such Loan, use such excess amount of Net Adjustment Proceeds to (i) first, prepay Bridge Loans and Bridge Competitive Loans, pro rata, in an aggregate amount equal to the lesser of (x) the amount of such excess and (y) the aggregate amount of outstanding Bridge Loans and Bridge Competitive Loans, and (ii) second, prepay Tranche A Revolving Loans and Tranche A Revolving Competitive Loans, pro rata, in an aggregate amount equal to the lesser of (x) the amount of such excess remaining after application thereof in accordance with clause (i) immediately above and (y) the aggregate amount of outstanding Tranche A Revolving Loans and Tranche A Revolving Competitive Loans. Any amounts paid in respect of Bridge Loans, Bridge Competitive Loans, Tranche A Revolving Loans or Tranche A Revolving Competitive Loans pursuant to this clause (e) may not be reborrowed other than in accordance with the last paragraph of Section 2.01. The Tranche A Revolving Commitments shall reduce by the amount of the Tranche A Revolving

Loans and Tranche A Revolving Competitive Loans prepaid in accordance with clause (ii) immediately above.

                  (f) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Committed Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment and (ii) in the case of prepayment of an ABR Committed Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by
Section 2.12.

                  SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of each Commitment of such Lender (whether used or unused) during the period from and including the earlier of (i) Initial Funding Date and (ii) November 1, 1999 to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Committed Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Committed Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Committed Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Signing Date; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). If a Status is applied retroactively in accordance with clause (b) of the proviso to the last paragraph in the definition of Applicable Rate, the Borrower shall pay to the Administrative Agent for the account of each Lender, within ten (10) Business Days of the day on which the ratings are subsequently assigned by Moody's and S&P as referred to in such clause (b), the additional amount of facility fees due to such Lender as a result of such retroactive application.

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Tranche B Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC

Disbursements) during the period from and including the first date on which such Lender has any LC Exposure to but excluding the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a letter of credit fee as separately agreed between the Borrower and the Issuing Bank, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on such last day, commencing on the first such date to occur after the Initial Funding Date; provided that all such fees shall be payable on the date on which the Tranche B Revolving Commitments terminate and any such fees accruing after the date on which the Tranche B Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Committed Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, and (ii) in the case of a Eurodollar Competitive Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus (or minus, as applicable) the Margin applicable to such Loan.

                  (c) Each Fixed Rate Loan shall bear interest at the Fixed Rate applicable to such Loan.

                  (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

                  (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any

Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the applicable Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) all accrued interest shall be payable upon termination of the applicable Commitments.

                  (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Committed Borrowing to, or continuation of any Committed Borrowing as, a Eurodollar Borrowing for such Interest Period shall be ineffective, (ii) if any Borrowing Request requests a Eurodollar Committed Borrowing for such Interest Period, such Borrowing shall be made as an ABR Borrowing and (iii) any request by the Borrower for a Eurodollar Competitive Borrowing shall be ineffective.

                  SECTION 2.14. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                  (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the amount or amounts (and the calculation thereof) necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Committed Loan on the date specified in any notice delivered pursuant hereto other than as a result of an event described in
Section 2.13(a) hereof (regardless of whether such notice may be revoked under Section 2.10(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for its loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth in reasonable detail the amount or amounts (and the calculation thereof) that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.16(a)) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.16(c)) and any penalties, interest and reasonable expenses (other than penalties, interest and expenses resulting from the gross negligence or willful misconduct of the Administrative Agent, such Lender or the Issuing Bank, as the case may be) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) The Issuing Bank and each Lender that grants a participation shall (i) withhold or deduct from each payment to the holder of such participation any Taxes required to be withheld or deducted from such payment by such Issuing Bank or Lender and not withheld or deducted therefrom by the Borrower or the Administrative Agent, (ii) pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iii) indemnify the Borrower and the Administrative Agent for any losses, costs and expenses that they may incur as a result of any failure to so withhold or deduct and pay such taxes.

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14,
2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest on the principal portion of such payment shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off, recoupment or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Committed Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Committed Loans, and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Committed Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans, and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off, recoupment and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement (other than any Competitive Loans held by it) to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Tranche B Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans (other than Competitive Loans) and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                         Representations and Warranties

                  The Borrower represents and warrants to the Lenders that, as of each Credit Event Date:

                  SECTION 3.01. Organization; Powers. Each of the Borrower and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions to be consummated by each Loan Party on or prior to such Credit Event Date are within such Loan Party's corporate or other powers and have been duly authorized by such Loan Party by all necessary corporate or other action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions occurring on or prior to such Credit Event Date and the acquisition, ownership and operation by the Borrower and its Core Subsidiaries of the Montana Assets to be acquired by the Borrower and/or its Core Subsidiaries on or prior to such Credit Event Date (if any): (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect, (y) consents required to be obtained by the Lenders to make Loans hereunder or by the Issuing Bank to issue Letters of Credit hereunder and (z) with respect to the operation by the Borrower and its Core Subsidiaries of the Montana Assets to be acquired by the Borrower and/or its Core Subsidiaries on or prior to such Credit Event Date, if the absence of any such consent, approval, registration, filing or other action could not reasonably be expected to result in a Material Adverse Effect; (b) will not violate (x) any applicable law or regulation or any order or license of any Governmental Authority applicable to the Borrower or any of its Subsidiaries or
(y) the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries, except, in the case of clause (x) immediately above with respect to the operation by the Borrower and its Core Subsidiaries of the Montana Assets to be acquired by the Borrower and/or its Core Subsidiaries on or prior to such Credit Event Date, if such violation could not reasonably be expected to result in a Material Adverse Effect; (c) will not violate or result in a default under any indenture, agreement or other instrument governing or relating to any Indebtedness binding upon the Borrower or any of its Subsidiaries or any of such Person's assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, or any material breach of any other material agreement binding on any of the Borrower or any of its Subsidiaries; and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries (other than Permitted Liens).

                  SECTION 3.04. Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Administrative Agent its pro forma consolidated balance sheet as of September 30, 1999, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) except as set forth in Schedule
3.04 hereto (as in effect as of the Signing Date and as thereafter amended with the prior written consent of (x) on or prior to the Acquisition Funding End Date, a majority of the Agents, and (y) thereafter, the Required Lenders) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the

Information Memorandum (which assumptions are believed by the Borrower to be reasonable), (ii) is based on the best information available to the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Borrower and its consolidated Subsidiaries as of September 30, 1999 as if the Transactions had occurred on such date.

                  (b) Except as disclosed in the pro forma consolidated balance sheet referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions occurring on or prior to such Credit Event Date, neither the Borrower nor any of its Subsidiaries has, as of such Credit Event Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

                  (c) Since August 12, 1999, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole. As of each Credit Event Date prior to the date on which all of the MPC Acquisitions and Puget Acquisitions shall have occurred, to the best knowledge of the Borrower, after due inquiry, since December 31, 1998, there has been no material adverse change in the business, assets, financial condition or operations of PP&L Resources and its subsidiaries, taken as a whole, which materially and adversely affects the ability of the Borrower to perform any of its obligations hereunder.

                  SECTION 3.05. Properties. (a) The Borrower and its Subsidiaries have obtained good title to, valid leasehold interests in or other rights to all real and personal property, including all easements, licenses, crossing rights and other appurtenant rights necessary to own and operate the Montana Assets acquired on or prior to such Credit Event Date and perform their respective obligations under the Loan Documents and the Material Agreements, subject to minor defects in title that do not materially interfere with their ability to conduct their respective businesses as currently conducted or to utilize such properties for their intended purposes, except if the failure to have such title, leasehold interests or other rights could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Each of the Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property used by it and material to its business, and, to the best knowledge of such Person after due inquiry, the use thereof by such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Schedule 3.05 (as in effect as of the Signing Date and as thereafter amended with the prior written consent of (x) on or prior to the Acquisition Funding End Date, a majority of the Agents, and (y) thereafter, the Required Lenders) sets forth the address of each item of real property that is owned or leased by the Borrower or any of its Subsidiaries.

                  SECTION 3.06. Litigation and Environmental Matters. (a) Except for Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions occurring on or prior to such Credit Event Date.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any reasonably valid basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and each of its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Borrower and each of its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements, if any, reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other factual matters pertaining to the assets, affairs or property of the Borrower and its Subsidiaries known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Subsidiaries. Schedule 3.12 (as in effect on the Signing Date and as thereafter amended with the prior written consent of (x) on or prior to the Acquisition Funding End Date, a majority of the Agents, and (y) thereafter, the Required Lenders) sets forth the name of, and the ownership interest of the Borrower in, each subsidiary of the Borrower.

                  SECTION 3.13. Insurance. Schedule 3.13 (as in effect on the Signing Date and as thereafter amended with the prior written consent of (x) on or prior to the Acquisition Funding End Date, a majority of the Agents, and (y) thereafter, the Required Lenders) sets forth a description of all insurance to be maintained by or on behalf of the Borrower and its Subsidiaries with respect to the Montana Assets from and after the acquisition thereof. In respect of any such insurance maintained, all premiums therefor then due and payable have been paid. The Borrower believes that the insurance described on Schedule 3.13 is appropriate.

                  SECTION 3.14. Labor Matters. Except for any such event or circumstance that could not reasonably be expected to result in a Material Adverse Effect (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) the hours worked by and payments made to employees of the Borrower and its Subsidiaries have not in any material respect been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters; (c) all payments due from the Borrower or any of its Subsidiaries, or for which any claim may be made to the Borrower or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Person; and (d) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Subsidiaries is bound.

                  SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on such Credit Event Date and immediately following the making of each Loan made on such Credit Event Date, if any, and after giving effect to the application of the proceeds of such Loans: (a) the fair value of the assets of each of the Borrower and each of its Subsidiaries, at a fair valuation, will exceed such Person's debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each of the

Borrower and each of its Subsidiaries will be greater than the amount that will be required to pay the probable liability of such Person's debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of the Borrower and each of its Subsidiaries will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each of the Borrower and each of its Subsidiaries will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such Credit Event Date.

                  SECTION 3.16. Federal Reserve Regulations. (a) None of the Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U or X of the Board).

                  (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of the provisions of the regulations of the Board, including Regulation T, U or X thereof.

                  SECTION 3.17. No Burdensome Restrictions. No applicable governmental approval, order or license or applicable law or regulation has, or could reasonably be expected to have, in light of all facts and circumstances of which Borrower has actual knowledge, a material adverse effect on (a) the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Loan Documents to which it is a party or (b) the validity or enforceability of any of the Loan Documents or the rights and remedies of the Administrative Agent and the Lenders thereunder.

                  SECTION 3.18. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the computer systems of the Borrower and its Subsidiaries and (ii) equipment of the Borrower and its Subsidiaries containing embedded microchips (including systems and equipment of the Borrower and its Subsidiaries supplied by others, but excluding computer systems and equipment acquired by the Borrower or any of its Subsidiaries for which the seller thereof has provided appropriate year 2000 assurance) to recognize accurately the year 2000 or other dates and the testing of all such systems and equipment, as so reprogrammed, will be completed in all material respects, in the case of such computer systems and equipment owned on the Signing Date, by the Signing Date and, in the case of such computer systems and equipment acquired after the Signing Date but before December 31, 1999, as soon as reasonably practicable after such acquisition. The cost to the Borrower and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and its Subsidiaries will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower and its Subsidiaries to conduct their businesses without a Material Adverse Effect.

                  SECTION 3.19. Energy Regulation. Each Loan Party, upon its acquisitions of any of the Montana Assets, is exempt from regulation under PUHCA as an Exempt Wholesale Generator and is exempt from state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities. The Loan Parties have taken all actions and received all approvals and orders necessary under the Federal Power Act in order to consummate the Transactions occurring on or prior to such Credit Event Date. None of the Administrative Agent, the Lenders or any of their Affiliates will, solely as a result of the Transactions occurring on or prior to such Credit Event Date, be subject to, or not exempt from, regulation under the Federal Power Act or PUHCA or under state laws and regulations respecting the rates or the financial or organizational regulation of electric utilities.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Signing Date. The execution and delivery of this Agreement by the Administrative Agent and the Lenders are subject to the receipt by the Administrative Agent from each party hereto of either (a) a counterpart of this Agreement signed on behalf of such party or (b) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  SECTION 4.02. Initial Funding Date. The obligations of the Lenders to make initial Loans and of the Issuing Bank to issue initial Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) Subsidiary Guarantee Agreement. The Administrative Agent shall have received the Subsidiary Guarantee Agreement duly executed by all of the parties thereto.

                  (b) Legal Opinions. The Administrative Agent shall have received (a) a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Initial Funding Date) of each of (A) David Kinnard, Esq., General Counsel of the Borrower, substantially in the form of Exhibit C-1 with such changes as approved by a majority of the Agents, (B) Winthrop, Stimson, Putnam & Roberts, counsel for the Borrower, substantially in the form of Exhibit C-2 with such changes as approved by a majority of the Agents, (C) Moulton, Bellingham, Longo & Mather, Montana counsel for the Borrower, substantially in the form of Exhibit C-3 with such changes as approved by a majority of the Agents, (D) Jones, Day, Reavis & Pogue, federal regulatory counsel for the Borrower, substantially in the form of Exhibit C-4 with such changes as approved by a majority of the Agents, and (E) LeBoeuf, Lamb, Greene & MacRae, L.L.P., federal regulatory counsel for the Borrower, substantially in the form of Exhibit C-5 with such changes as approved by a majority of the Agents, and, in the case of each such opinion required by this clause (a), covering such other matters relating to the Borrower and its Subsidiaries, the Loan Documents or the Transactions as the Required Lenders shall reasonably request, and (b) such other opinions and reliance letters as the Administrative Agent shall reasonably request.

The Borrower hereby requests the applicable counsel to deliver such opinions and reliance letters.

                  (c) Corporate Matters. The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each of its Subsidiaries, the authorization of the Transactions occurring on or prior to the Initial Funding Date and any other legal matters relating to the Borrower and its Subsidiaries, the Loan Documents or such Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (d) Compliance Certificate. The Administrative Agent shall have received a certificate, dated the Initial Funding Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.04.

                  (e) No Defaults Under Material Agreements. The Administrative Agent shall have received a certificate, dated the Initial Funding Date and signed by the President, a Vice President or a Financial Officer of the Borrower, stating that no event of default, or event or condition that, upon notice, lapse or time or both would, unless cured or waived, become an event of default, has occurred and is continuing under any of the Material Agreements.

                  (f) Fees and Expenses. The Administrative Agent shall have received all fees and other amounts due and payable any of the Lenders, the Agents or the Arrangers on or prior to the Initial Funding Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (g) Lien Searches. The Administrative Agent shall have received the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower and its Subsidiaries in the jurisdictions listed on Schedule 4.01 and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to a majority of the Agents that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released pursuant to documentation satisfactory to a majority of the Agents.

                  (h) Insurance. The Administrative Agent shall have received insurance certificates (or binders, if certificates are not then available) reasonably satisfactory to a majority of the Agents evidencing that the insurance required by Section 5.07 is in effect, together with a certificate of an Insurance Consultant substantially in the form of Exhibit E-1.

                  (i) Environmental Report. The Lenders shall have received, and shall be reasonably satisfied with the results of, an environmental report prepared by Pilko & Associates with respect to any Environmental Liabilities that may be attributable to such properties or operations as have been specified by the Administrative Agent for review.

                  (j) Independent Engineer's Report. The Administrative Agent shall have received, and a majority of the Agents shall be reasonably satisfied with the contents of, an engineering report prepared by R.W. Beck, Inc. with respect to technical and economic aspects of the Montana Assets as have been specified by the Administrative Agent for review, together with a certificate of the Independent Engineer substantially in the form of Exhibit E-2.

                  (k) Fuel Report. The Administrative Agent shall have received, and a majority of the Agents shall be reasonably satisfied with the contents of, a fuel report prepared by John T. Boyd Company with respect to the fuel supply for the Montana Assets, together with a certificate of the Fuel Consultant substantially in the form of Exhibit E-3.

                  (l) Power Market Report. The Administrative Agent shall have received, and a majority of the Agents shall be reasonably satisfied with the contents of, a northwest power market report prepared by PHB Hagler Bailly, Inc. with respect to the competitive power markets in the regions covered by the Western Systems Coordinating Council, together with a certificate of the Market Consultant substantially in the form of Exhibit E-4.

                  (m) Appraisal; Appraised Value. The Administrative Agent shall have received, and a majority of the Agents shall be satisfied with the contents of, (i) a letter from the Appraiser regarding the appraised value of the Montana Assets included in the Initial Funding Date Acquisitions, or (ii) if finalized and available to the Borrower, the Independent Appraisal.

                  (n) Power Marketing Plan. The Administrative Agent shall have received, and a majority of the Agents shall be reasonably satisfied with the contents of, a written plan for the sales of power by the Borrower and its Subsidiaries during the Borrower's fiscal years 1999 through 2002.

                  (o) Equity Contribution. The Borrower shall have received the Required Equity Contribution on terms satisfactory to the Administrative Agent.

                  (p) Governmental Approvals. All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Initial Funding Date Acquisitions, the Transactions occurring on or prior to the Initial Funding Date and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods and appeal periods shall have expired, except as set forth on Schedule 4.02(p), in each case without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Initial Funding Date Acquisitions, the Transactions occurring on or prior to the Initial Funding Date or the continuing operations of the Borrower and its Subsidiaries, except, in the case of consents and approvals required to be obtained in connection with the continuing operations of the Borrower and its Subsidiaries, where the failure to obtain such consents and approvals could not reasonably be expected to result in a Material Adverse Effect.

                  (q) Capital Structure; Financial Statements. A majority of the Agents shall be reasonably satisfied with the capital structure of the Borrower and its Subsidiaries pro forma for the Initial Funding Date Acquisitions and the Transactions occurring on or prior to the Initial Funding Date. The Administrative Agent shall have received: (i) a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 1999, reflecting all pro forma adjustments as if the Initial Funding Date Acquisitions and the Transactions occurring on or prior to the Initial Funding Date had been consummated on such date; (ii) consolidated projected cash flow and income statements for the Borrower and its Subsidiaries for the five-year period following the Initial Funding Date, which pro forma balance sheet and projected cash flow and income statements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders; and (iii) the most recent Form 10-K and most recent Form 10-Q of PP&L Resources filed with the Securities and Exchange Commission and any Form 8-K of PP&L Resources filed with the Securities and Exchange Commission simultaneously with or after the most recent Form 10-Q (or Form 10-K if more recent) of PP&L Resources filed with the Securities and Exchange Commission.

                  (r) Lease Debt Ratings. The Administrative Agent shall have received written confirmation satisfactory to it that the Borrower's obligations under the Leases and the Lease Guarantees have been given indicative ratings (subject to final documentation) of at least "Baa3" by Moody's and at least "BBB-" by S&P.

                  (s) Due Diligence. A majority of the Agents shall have completed their due diligence review in connection with the Initial Funding Date Acquisitions and a majority of the Agents shall be reasonably satisfied with the documentation for the Initial Funding Date Acquisitions and no material provision contained in any agreement related to the Initial Funding Date Acquisitions shall have been waived, amended, supplemented or otherwise modified without the prior written consent of a majority of the Agents (such consent not to be unreasonably withheld). In connection with Section 6.11 of the MPC Asset Purchase Agreement, the arrangements referred to therein shall include: (i) all consents required under each Operating Agreement for the assignment to, and the assumption by, the Borrower of MPC's rights and obligations as "Operator" under such Operating Agreement, which consents shall be in form and substance reasonably satisfactory to a majority of the Agents; and (ii) a consent, to the extent necessary, of the parties to the existing sale leaseback transactions related to MPC's interest in Colstrip Unit 4, to the assumption by the Borrower of the role as operator of Colstrip Unit 3 and Colstrip Unit 4, in form and substance reasonably satisfactory to a majority of the Agents.

                  (t) Working Capital. A majority of the Agents shall be reasonably satisfied with the sufficiency of the projected internal cash generation of the Borrower and its Subsidiaries and the amounts available under the Tranche B Revolving Commitments to meet the ongoing working capital needs of the Borrower and its Subsidiaries during the remainder of the Tranche B Revolving Availability Period.

                  (u) Initial Funding Date Acquisitions. The terms and conditions of the Initial Funding Date Acquisitions, including the documentation therefor, shall be in form and substance reasonably satisfactory to a majority of the Agents. Without limiting the generality of the immediately preceding sentence, (i) the Borrower shall have acquired transmission assets or obtained transmission rights (including the rights under the New Transmission Services Agreements) as and when contemplated by the applicable Asset Purchase Agreements unless otherwise agreed by a majority of the Agents, and (ii) a majority of the Agents shall be reasonably satisfied with the presence or absence of reasonably satisfactory voting arrangements with respect to MPC's interest in Colstrip Unit 3 and Colstrip Unit 4. The Initial Funding Date Acquisitions shall be in compliance in all material respects with all laws and regulations. The Administrative Agent shall have received copies of all filings made with any Governmental Authority in connection with the Initial Funding Date Acquisitions.

                  (v) Open Access Transmission Tariff. In the event that the Initial Funding Date Acquisitions include the acquisition of transmission assets which are subject to the jurisdiction of the FERC, the Borrower shall have filed with the FERC, and the FERC shall have accepted, the Open Access Transmission Tariff, and the Administrative Agent shall have received a copy of the Open Access Transmission Tariff.

                  (w) Year 2000. The Borrower shall have taken or be taking appropriate measures to complete, in all material respects, any reprogramming required to permit the proper functioning, in and following the year 2000, of
(i) the computer systems of the Borrower and its Subsidiaries and (ii) equipment of the Borrower and its Subsidiaries containing embedded microchips (including systems and equipment of the Borrower and its Subsidiaries supplied by others, but excluding computer systems and equipment acquired by any Loan Party for which the seller thereof has provided appropriate year 2000 assurance) to recognize accurately the year 2000 or other dates and the testing of all such systems and equipment, as so reprogrammed, in the case of such computer systems and equipment owned on the Signing Date, by the Signing Date and, in the case of such computer systems and equipment acquired after the Signing Date but before December 31, 1999, as soon as reasonably practicable after such acquisition.

                  (x) Certain Agreements. The Administrative Agent shall have received a copy of the EnergyPlus Marketing Agreement.

                  (y) Service of Process. The Administrative Agent shall have received evidence in form and substance satisfactory to it that the Borrower has irrevocably designated, appointed and empowered CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive and accept for and on its behalf service of any and all legal process, summons, notices and documents which may be served in any legal action or proceeding against the Borrower with respect to this Agreement or any of the other Loan Documents brought in the Supreme Court of the State of New York sitting in New York County or of the United States District Court of the Southern District of New York, or any appellate court from any thereof.

The Administrative Agent shall notify the Borrower and the Lenders of the Initial Funding Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on the last day of the applicable Availability Period (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.03. Subsequent Funding Dates. The obligation of (a) each Bridge Lender to make a Bridge Loan or a Bridge Competitive Loan on the occasion of any Borrowing occurring after the Initial Funding Date and (b) each Tranche A Revolving Lender to make a

Tranche A Revolving Loan or a Tranche A Revolving Competitive Loan on the occasion of any Borrowing occurring after the Initial Funding Date (other than a Tranche A Revolving Loan or a Tranche A Revolving Competitive Loan, the proceeds of which are used solely for the general corporate purposes of the Borrower and its Core Subsidiaries in the ordinary course of business), is subject to receipt of the request therefor in accordance herewith and subject to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions on each Subsequent Funding Date; provided, however, that (x) for any Subsequent Funding Date on which a Borrowing will be made solely to make Net Adjustment Payments, only the conditions set forth in clauses (e), (g) and (h) of this Section 4.03 need to be satisfied and (y) for any Subsequent Funding Date on which a Borrowing will be made solely to repay outstanding Bridge Loans, Bridge Competitive Loans, Tranche A Revolving Loans and/or Tranche A Revolving Competitive Loans, only the condition set forth in clause (e) of this Section
4.03 needs to be satisfied:

                  (a) Governmental Approvals. All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Subsequent Funding Date Acquisitions related to such Subsequent Funding Date, the Transactions occurring on or prior to such Subsequent Funding Date and the continuing operations of the Loans Parties shall have been obtained and be in full force and effect, and all applicable waiting periods and appeal periods shall have expired, except as set forth on Schedule 4.02(p), in each case without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on such Subsequent Funding Date Acquisitions, the Transactions occurring on or prior to such Subsequent Funding Date, or the continuing operations of the Borrower and its Subsidiaries, except, in the case of consents and approvals required to be obtained in connection with the continuing operations of the Borrower and its Subsidiaries, where the failure to obtain such consents and approvals could not reasonably be expected to result in a Material Adverse Effect.

                  (b) Capital Structure; Financial Statements. A majority of the Agents shall be reasonably satisfied with the capital structure of the Borrower and its Subsidiaries pro forma for the Subsequent Funding Date Acquisitions related to such Subsequent Funding Date and the Transactions occurring on or prior to such Subsequent Funding Date. The Administrative Agent shall have received a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of a date which is no more than 30 days prior to such Subsequent Funding Date, reflecting all pro forma adjustments as if the Subsequent Funding Date Acquisitions related to such Subsequent Funding Date and the Transactions occurring on or prior to such Subsequent Funding Date had been consummated on such date, and such pro forma balance sheet shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be consistent in all material respects with the forecasts and other information previously provided to the Lenders.

                  (c) Due Diligence. A majority of the Agents shall have completed their due diligence review in connection with the Subsequent Funding Date Acquisitions related to such Subsequent Funding Date and a majority of the Agents shall be reasonably satisfied with the documentation for such Subsequent Funding Date Acquisitions and no material provision contained in any agreement related to such Subsequent Funding Date Acquisitions shall have been waived, amended, supplemented or otherwise modified without the prior written consent of a majority of the Agents (such consent not to be unreasonably withheld).


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
                  (d) Working Capital. A majority of the Agents shall be reasonably satisfied with the sufficiency of the projected internal cash generation of the Borrower and its Subsidiaries and the amounts available under the Tranche B Revolving Commitments to meet the ongoing working capital needs of the Borrower and its Subsidiaries during the remainder of the Tranche B Revolving Availability Period.

                  (e) Compliance Certificate. The Administrative Agent shall have received a certificate, dated such Subsequent Funding Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
Section 4.04.

                  (f) Legal Opinions. The Administrative Agent shall have received (a) for each opinion delivered pursuant to Section 4.02(b), a bring-down of such opinion to such Subsequent Funding Date, and (b) such other opinions and reliance letters as the Administrative Agent shall reasonably request. The Borrower hereby requests the applicable counsel to deliver such opinions and reliance letters.

                  (g) Subsequent Funding Date Acquisitions. The terms and conditions of the Subsequent Funding Date Acquisitions related to such Subsequent Funding Date, including the documentation therefor, shall be in form and substance reasonably satisfactory to a majority of the Agents. Without limiting the generality of the immediately preceding sentence, the Borrower shall have acquired transmission assets or obtained transmission rights (including the rights under the New Transmission Services Agreements) as and when contemplated by the applicable Asset Purchase Agreements unless otherwise agreed by a majority of the Agents. Such Subsequent Funding Date Acquisitions shall be in compliance in all material respects with all applicable laws and regulations. The Administrative Agent shall have received copies of all filings made with any Governmental Authority in connection with such Subsequent Funding Date Acquisitions.

                  (h) Equity Contribution. The Borrower shall have received the Required Equity Contribution on terms satisfactory to the Administrative Agent.

                  (i) Year 2000. The Borrower shall have taken or be taking appropriate measures to complete, in all material respects, any reprogramming required to permit the proper functioning, in and following the year 2000, of
(i) the computer systems of the Borrower and its Subsidiaries and (ii) equipment of the Borrower and its Subsidiaries containing embedded microchips (including systems and equipment of the Borrower and its Subsidiaries supplied by others, but excluding computer systems and equipment acquired by any Loan Party for which the seller thereof has provided appropriate year 2000 assurance) to recognize accurately the year 2000 or other dates and the testing of all such systems and equipment, as so reprogrammed, shall be completed in all material respects, in the case of such computer systems and equipment owned on the Signing Date, by the Signing Date; and, in the case of such computer systems and equipment acquired after the Signing Date but before the earlier of such Subsequent Funding Date and December 31, 1999, as soon as reasonably practicable after such acquisition.

                  (j) Appraisal; Appraised Value. The Administrative Agent shall have received, and a majority of the Agents shall be satisfied with the contents of, (i) a letter from the


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
Appraiser regarding the appraised value of the Montana Assets included in the Subsequent Funding Date Acquisitions related to such Subsequent Funding Date, or
(ii) if finalized and available to the Borrower, the Independent Appraisal.

                  (k) Open Access Transmission Tariff. In the event that the Subsequent Funding Date Acquisitions related to such Subsequent Funding Date include the acquisition of transmission assets which are subject to the jurisdiction of the FERC, the Borrower shall have filed with the FERC, and the FERC shall have accepted, the Open Access Transmission Tariff, and the Administrative Agent shall have received a copy of the Open Access Transmission Tariff.

                  (l) No Defaults Under Material Agreements. The Administrative Agent shall have received a certificate, dated such Subsequent Funding Date and signed by the President, a Vice President or a Financial Officer of the Borrower, stating that the Borrower has no actual knowledge that an event of default, or an event or a condition that, upon notice, lapse or time or both would, unless cured or waived, become an event of default, has occurred and is continuing under any of the Material Agreements.

The Administrative Agent shall notify the Borrower and the Lenders of each Subsequent Funding Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Bridge Lenders to make Bridge Loans and the Tranche A Revolving Lenders to make Tranche A Revolving Loans hereunder on any Subsequent Funding Date shall not be effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) on such Subsequent Funding Date (subject to the proviso to the introductory portion of this Section 4.03) and such Subsequent Funding Date occurs at or prior to 5:00 p.m., New York City time, on the last day of the applicable Availability Period (and, in the event such conditions are not so satisfied or waived or such Subsequent Funding Date does not occur at or prior to such time, the Bridge Commitments and the Tranche A Revolving Commitments shall, except to the extent then funded, terminate at such time).

                  SECTION 4.04. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties are stated to have been made solely as of an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date.

                  (b) No Defaults. At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.


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
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent (and, in the case of clauses
(a), (b) and (c) of this Section 5.01, the Administrative Agent will furnish copies thereof to the Lenders):

                  (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, members' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, members' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with
         Section 6.12 and (iii) except in the case of the first set of financial statements delivered under this Section 5.01, stating whether any change in GAAP or in the application thereof has occurred since the date of the first set of financial statements delivered under this Section 5.01 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) at least 30 days prior to the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

                  (f) promptly after the Borrower's receipt thereof, a copy of any management letter or other similar communication received by the Borrower from its independent public accountants in relation to the Borrower's financial, accounting and other systems, management or accounts;

                  (g) promptly following the Borrower's receipt of any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent (for itself or on behalf of any Lender) may reasonably request.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; and

                  (d) any other development known to the Borrower that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Public Filings. The Borrower will use its reasonable best efforts to furnish to the Administrative Agent, within 15 days of the filing thereof with the Securities and Exchange Commission, each Form 10-K, Form 10-Q and Form 8-K of PP&L Resources filed with the Securities and Exchange Commission.

                  SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations (including Tax liabilities) in excess of $10,000,000 before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (c) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.07. Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Administrative Agent, upon request (for itself or on behalf of any Lender), information in reasonable detail as to the insurance so maintained.

                  SECTION 5.08. Books and Records; Inspection and Audit Rights; Auditor. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. The Borrower shall at all times retain a nationally recognized independent accounting firm.

                  SECTION 5.09. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) all laws (including Environmental Laws), rules, regulations and orders of any Governmental Authority applicable to it or its property, and (b) its


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
material contractual obligations, except in each case where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.10. Use of Proceeds and Letters of Credit. The proceeds of the Bridge Loans shall be used as set forth in Section 2.01(a). The proceeds of the Bridge Competitive Loans shall be used solely to repay outstanding Bridge Loans and Bridge Competitive Loans when due. The proceeds of the Tranche A Revolving Loans shall be used as set forth in Section 2.01(b). The proceeds of the Tranche A Revolving Competitive Loans shall be used solely to repay outstanding Tranche A Revolving Loans and Tranche A Revolving Competitive Loans when due. The proceeds of the Tranche B Revolving Loans and the Tranche B Revolving Competitive Loans shall be used solely for the general corporate purposes of the Borrower and its Core Subsidiaries in the ordinary course of business. The proceeds of the Tranche B Revolving Loans and Tranche B Revolving Competitive Loans shall not be used for the payment of costs associated with the Acquisitions. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                  SECTION 5.11. Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Signing Date, the Borrower will, within three Business Days after such Subsidiary is formed or acquired, (a) notify the Administrative Agent thereof, (b) if such Subsidiary is a Core Subsidiary, cause such Core Subsidiary to become party to the Subsidiary Guarantee Agreement, and (c) deliver to the Administrative Agent the certificate of incorporation, by-laws or other organizational documents of such Subsidiary and any other documents regarding such Subsidiary as the Administrative Agent shall reasonably request.

                  SECTION 5.12. Energy Regulation. Each Loan Party, upon its acquisition of any of the Montana Assets, shall (a) maintain its status as an Exempt Wholesale Generator, (b) have the benefit of an exemption from regulation under PUHCA that is not materially different from the exemption provided by
Section 32 of PUHCA or (c) not be subject to regulation under PUHCA because PUHCA shall have been repealed.

                  SECTION 5.13. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, execute any and all further documents, agreements and instruments, and take all such further actions as are necessary to give effect to the transactions contemplated by the Loan Documents and to protect the rights of the Administrative Agent and the Lenders thereunder, or as are reasonably requested by the Administrative Agent or the Required Lenders.

                  SECTION 5.14. Acquisitions. The Borrower shall cause each Acquisition to be made by it or a Core Subsidiary that is wholly owned by the Borrower.

                  SECTION 5.15. Power Market Report. The Borrower shall update the power market report delivered pursuant to Section 4.02(l) every three years (or at any time prior to the Bridge Retirement Date when the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 6.01(a) exceeds $100,000,000, if requested by the Required Lenders) and shall deliver such updated power market report to the Administrative Agent.


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
                  SECTION 5.16. Ownership of Core Subsidiaries. The Borrower shall at all times own, directly or indirectly through a Core Subsidiary, more than 50% of the voting and economic interests in each Core Subsidiary.

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, unless, after giving effect to the incurrence of such Indebtedness (as if incurred and applied on the first day of any period for which the Cash Flow to Fixed Charges Ratio is calculated pursuant to the following clause (i) or (ii), as the case may be), the making of any Restricted Payments to be made in connection therewith, the receipt and application of the proceeds thereof and the consummation of any other transactions related thereto, (i) the Cash Flow to Fixed Charges Ratio for the previous four fiscal quarters of the Borrower (or, for any date which occurs prior to the completion of four fiscal quarters after the Initial Funding Date, such shorter cumulative periods of not less than one full fiscal quarter commencing on the Initial Funding Date and ending on the last day of the previous fiscal quarter) shall be equal to or greater than 2.5 to 1.0, and (ii) the projected Cash Flow to Fixed Charges Ratio (determined on a pro forma basis which is consistent with the then applicable power market report delivered pursuant to Section 4.02(l) or 5.16, as applicable) for each year during the term in which such new Indebtedness is outstanding shall be equal to or greater than 2.5 to 1.0, in each case as certified by a Financial Officer; provided, however, that no Indebtedness shall be incurred pursuant to this clause (a) if a Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness.

                  (b) Notwithstanding the provisions of clause (a) of this
Section 6.01, the Borrower and its Subsidiaries may incur the following Indebtedness at any time after the Bridge Retirement Date: (i) Indebtedness up to an amount equal to, at any time outstanding, (A) $150,000,000 less (B) the then outstanding principal amount of Tranche B Revolving Loans and outstanding Tranche B Revolving Commitments incurred for the purpose of financing all or any part of the cost of the construction, installation, lease, development or improvement of any assets used or useful in a Permitted Business; (ii) Indebtedness in respect of letters of credit (other than the Letters of Credit), surety bonds or performance bonds issued in the ordinary course of business in an amount up to $50,000,000; (iii) Subordinated Indebtedness (other than Subordinated Indebtedness issued to Affiliates of the Borrower) in an amount up to $25,000,000; and (iv) Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness permitted to be incurred pursuant to Section 6.01(a), provided that (A) the principal amount of such new Indebtedness shall not exceed the principal amount of the Indebtedness so refinanced plus a reasonable premium in connection with the redemption or repurchase of such refinanced Indebtedness, (B) the final maturity date of such new Indebtedness shall not be earlier than the final maturity date of the Indebtedness so refinanced and (C) the average life of such new Indebtedness shall be equal to or greater than the average life of the Indebtedness so refinanced; provided, however, that no Indebtedness shall be incurred pursuant to this clause (b) if a Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness.

                  (c) Notwithstanding the provisions of clause (a) or (b) of this Section 6.01, the Borrower and its Subsidiaries may incur the following Indebtedness at any time: (i) the Loans and any refinancing thereof; (ii) the Lease Debt; (iii) commercial paper issued by the Borrower which has been purchased based on the availability of all or a portion of the Revolving Commitments then outstanding; (iv) Letters of Credit under the Tranche B Revolving Commitment; (v) Non-Recourse Indebtedness incurred by Additional Subsidiaries for the purpose of financing all or any part of the costs of construction, installation, lease, development or improvement of any assets used or useful in a Permitted Business, provided that if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Additional Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Core Subsidiary that was not permitted by this clause (v); and (vi) Subordinated Indebtedness issued to Affiliates of the Borrower in an amount up to $100,000,000; provided, however, that no Indebtedness shall be incurred pursuant to clause (v) or (vi) immediately above if a Default shall have occurred and be continuing or would result from the incurrence of such Indebtedness.

                  SECTION 6.02. Liens. The Borrower will not, and will not permit any Core Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof except Permitted Liens.

                  SECTION 6.03. Fundamental Changes. (a) The Borrower will not and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Core Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if any party to such merger is a Core Subsidiary, is a Core Subsidiary, (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and its Subsidiaries, taken as a whole, and is not materially disadvantageous to the Lenders, and (iv) PP&L Colstrip III, LLC may dissolve; provided that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than a Permitted Business.

                  SECTION 6.04. Asset Sales. (a) If any Bridge Loans or Bridge Commitments are outstanding, the Borrower will not, and will not permit any of its Core Subsidiaries to, sell or otherwise dispose of any assets other than (i) worn out, obsolete or surplus items of equipment which are not necessary in the conduct of the Borrower's or its Core Subsidiaries' businesses, and (ii) any portion of real property, or any real property interest, located under and associated with Colstrip Unit 4, so long as the terms of the sale or other disposition are negotiated in connection with the closing of the MPC Asset Purchase Agreement and are reasonably satisfactory to a majority of the Agents.

                  (b) If the Bridge Retirement Date shall have occurred, the Borrower will not, and will not permit any of its Core Subsidiaries to, sell or otherwise dispose of any assets (including any issuance or sale by the Borrower or any of its Core Subsidiaries of Equity Interests in any of their respective Core Subsidiaries and any designation of a Core Subsidiary as an Additional Subsidiary), if the aggregate net book value of all such asset sales consummated since the Initial Funding Date would exceed 15% of the Borrower's Consolidated Tangible Net Assets as of the Acquisition Funding End Date; provided that the following asset sales shall not be subject to such limitation and shall not be included in such calculation of net book value: (i) asset sales the proceeds of which are invested by the Borrower or any of its Core Subsidiaries in a Permitted Business or used by the Borrower or any of its Core Subsidiaries to repay other existing Indebtedness of the Borrower or any of its Core Subsidiaries; (ii) asset sales permitted under Section 6.04(a); (iii) transfers of assets among the Borrower and any of its wholly-owned Core Subsidiaries; (iv) sales of inventory (including, but not limited to, fuel and coal), products or obsolete items and other similar dispositions and sales of power in the ordinary course of business; (v) a transfer of ownership of the Kerr hydroelectric generating facility by the Borrower or any Core Subsidiary to the Confederated Salish and Kootenai Tribes or any successor in interest; (vi) sales of assets required to be made pursuant to any change in law, regulation or any imposition by the FERC or any other Governmental Authority having or claiming jurisdiction over the Borrower, its Subsidiaries or the Montana Assets of any conditions or requirements; (vii) an issuance of Equity Interests by a wholly-owned Core Subsidiary to the Borrower or to another wholly-owned Core Subsidiary; (viii) a sale or liquidation of Cash Equivalents in the ordinary course of business; and
(ix) a Restricted Payment that is permitted under Section 6.05.

                  SECTION 6.05. Restricted Payments; Certain Payments of Indebtedness. (a) If any Bridge Loans or Bridge Commitments are outstanding, the Borrower will not, and will not permit any of its Core Subsidiaries to, make any Restricted Payment; provided that, so long as no Significant Lease Default, Lease Event of Default or Default shall have occurred and be continuing or shall result from the making of such Restricted Payment, this clause (a) shall not prohibit the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Borrower or of any Equity Interests in the Borrower in exchange for, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests in the Borrower.

                  (b) After all of the Bridge Loans have been paid in full and all of the Bridge Commitments have been terminated, the Borrower will not, and will not permit any of its Core Subsidiaries to, make any Restricted Payment, unless (i) such Restricted Payment is a payment of interest on Subordinated Indebtedness issued to or at any time held or beneficially owned by an Affiliate of the Borrower that (A) is due and payable and (B) when made is permitted to be made under the subordination terms contained in the instrument evidencing such Subordinated Indebtedness, (ii) such Restricted Payment is a payment of principal of Subordinated Indebtedness issued to a Person that is not an Affiliate of the Borrower that (A) is due and


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
payable, (B) was counted as Fixed Charges at the time of the incurrence of such Subordinated Indebtedness pursuant to Section 6.01 and (C) when made is permitted to be made under the subordination terms contained in the instrument evidencing such Subordinated Indebtedness, (iii) such Restricted Payment is a payment of interest on Subordinated Indebtedness issued to a Person that is not an Affiliate of the Borrower that (A) is due and payable and (B) when made is permitted to be made under the subordination terms contained in the instrument evidencing such Subordinated Indebtedness, (iv) such Restricted Payment is a payment of principal of Subordinated Indebtedness issued to or at any time held or beneficially owned by an Affiliate of the Borrower that (A) is due and payable, (B) is made after all of the Tranche A Revolving Loans have been paid in full and all of the Tranche A Revolving Commitments have been terminated, (C) was counted as Fixed Charges at the time of the incurrence thereof pursuant to
Section 6.01 and (D) when made such payment is permitted to be made under the subordination terms contained in the instrument evidencing such Subordinated Indebtedness, or (v) at the time of and after giving effect to such Restricted Payment, (A) no Default shall have occurred and be continuing or shall result from the making of such Restricted Payment, (B) the Cash Flow to Fixed Charges Ratio for the previous four fiscal quarters of the Borrower (or, for any date which occurs prior to the completion of four fiscal quarters after the Initial Funding Date, such shorter cumulative periods of not less than one full fiscal quarter commencing on the Initial Funding Date and ending on the last day of the previous fiscal quarter) is equal to or greater than 1.7 to 1.0, and (C) the projected Cash Flow to Fixed Charges Ratio (determined on a pro forma basis which is consistent with the then applicable power market report delivered pursuant to Section 4.02(l) or 5.16, as applicable) for each of the two following periods of four full fiscal quarters shall be equal to or greater than
1.7 to 1.0; provided further that, so long as no Significant Lease Default, Lease Event of Default or Default shall have occurred and be continuing or shall result from the making of such Restricted Payment, this clause (b) shall not prohibit the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Borrower or of any Equity Interests in the Borrower in exchange for, or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests in the Borrower.

                  SECTION 6.06. Transactions with Affiliates. The Borrower will not, and will not permit any of its Core Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, to or for the benefit of, any Affiliate (other than transactions contemplated by any agreement entered into between the Borrower or any of its Core Subsidiaries and any of their respective Affiliates in effect on the Initial Funding Date) unless such transaction or series of transactions is on terms that are no less favorable to the Borrower or such Core Subsidiary than would be available in a comparable transaction with an unrelated third party or is pursuant to any Lease Document or any Asset Purchase Agreement.

                  SECTION 6.07. Amendment of Material Documents. The Borrower will not, and will not permit any Subsidiary to, materially amend or modify any of its rights under its certificate of incorporation, by-laws or other organizational documents. The Borrower will not, and will not permit any Subsidiary to, enter into any material amendment, modification or assignment of, or waiver of rights under, any Material Agreement, in each case which is material


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
to the Lenders as determined by (x) on or prior to the Acquisition Funding End Date, a majority of the Agents, and (y) thereafter, the Required Lenders.

                  SECTION 6.08. Guarantees and Indemnities. The Borrower will not, and will not permit any of its Subsidiaries to, be or become liable under any Guarantee (other than a Guarantee permitted under Section 6.01) or any indemnity obligation (other than obligations incurred in the ordinary course of business or in connection with the Transactions), unless such Guarantee or such indemnity obligation constitutes Non-Recourse Indebtedness.

                  SECTION 6.09. Fiscal Year. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year from that in effect on the Signing Date.

                  SECTION 6.10. Prepayment of Indebtedness. Prior to the date on which all Bridge Loans, Bridge Competitive Loans, Tranche A Revolving Loans and Tranche A Revolving Competitive Loans shall have been paid in full and all Bridge Commitments and Tranche A Revolving Commitments shall have been terminated, the Borrower will not, and will not permit any of its Subsidiaries to, elect to prepay, purchase or redeem the principal of any Subordinated Indebtedness or any Indebtedness incurred under Section 6.01, other than (a) any election to prepay, purchase or redeem any principal of Indebtedness incurred under Section 6.01(c)(i), (b) in connection with a refinancing permitted under
Section 6.01(a) or 6.01(c)(i) and (c) as permitted under Section 6.05.

                  SECTION 6.11. Ownership of Subsidiaries. The Borrower will not, and will cause its Subsidiaries not to, engage in any transaction which results in any Core Subsidiary ceasing to be a Subsidiary following the consummation of such transaction, unless (a) such transaction is permitted under
Section 6.04 and (b) the Borrower does not own, directly or indirectly, any of the Equity Interests of such Subsidiary following the consummation of such transaction.

                  SECTION 6.12. Debt to Capital Ratio. The Borrower will not permit the Debt to Capital Ratio to exceed 0.6 to 1.0.

                  SECTION 6.13. Additional Subsidiaries and Core Subsidiaries. So long as the Bridge Retirement Date shall have occurred, the Borrower may designate any Subsidiary as an Additional Subsidiary if (a) such designation is in compliance with Section 6.05; (b) after giving effect to such designation, such Subsidiary does not own, directly or indirectly, 50% or more of the Equity Interests in any Core Subsidiary; (c) such Subsidiary has no Indebtedness other than Non-Recourse Indebtedness; (d) such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Borrower or any Core Subsidiary other than any such agreement, contract, arrangement or understanding the terms of which are no less favorable to the Borrower or such Core Subsidiary than the terms that the Borrower or such Core Subsidiary could obtain at the time from Persons who are not Affiliates of the Borrower or such Core Subsidiary; (e) such Subsidiary is a Person with respect to which neither the Borrower nor any of its Core Subsidiaries has any direct or indirect obligation
(i) to subscribe for additional Equity Interests (unless the amount of such subscription could be made as a Restricted Payment) or (ii) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (f) such Subsidiary has not Guaranteed or otherwise directly


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
or indirectly provided credit support for any Indebtedness of the Borrower or any of its Core Subsidiaries; and (g) the Borrower makes available for application in accordance with Section 2.10(d), if applicable, an amount equal to the fair market value of all Investments made in such Subsidiary by the Borrower or any of its Core Subsidiaries. The Borrower may designate an Additional Subsidiary as a Core Subsidiary if (a) the Indebtedness of such Additional Subsidiary would have been permitted under Section 6.01(a) if such designation had been made on the first day of the period referred to in Section 6.01(a)(i); and (b) no Default shall have occurred and be continuing or shall result from such designation. Any designation of a Core Subsidiary as an Additional Subsidiary, and any designation of an Additional Subsidiary as a Core Subsidiary, shall be evidenced by filing with the Administrative Agent a certified copy of the resolution of the board of directors of the Borrower giving effect to such designation and an officer's certificate of the Borrower certifying that such designation complies with the applicable requirements set forth in this Section 6.13. Any Core Subsidiary designated as an Additional Subsidiary in accordance with this Section 6.13 shall be released from its obligations under the Subsidiary Guarantee Agreement.

                                  ARTICLE VII
                                Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower or any Core Subsidiary shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower or any Core Subsidiary shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of 5 Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of such Loan Party) or 5.10 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice


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
thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) any Loan Party shall fail to make any payment of principal or interest (regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after the expiration of any applicable grace period;

                  (g) any event or condition which occurs and continues after the expiration of any applicable grace period that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or amortization or
(ii) enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or amortization;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                                                                    Exhibit 10.8

                  (m) the Subsidiary Guarantee Agreement shall fail to be in full force and effect, enforceable against the parties thereto in accordance with its terms, or any party thereto shall be released from any of its obligations thereunder except as expressly permitted under Section 6.13 hereof; or

                  (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (except as expressly provided above in this Section); and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.


                                  ARTICLE VIII

                            The Administrative Agent

                  Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

                  The rights and powers herein granted to a majority of the Agents are granted to the Agents in their individual capacity and may be exercised by each of them as it may see fit given its own interest as a Lender, without any duty to act for or consider the interests or demands of any other Lender and with no duty or liability to whatsoever to any other Lender.

                  Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable to the Lenders for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable to the Lenders for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor to such Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the prior written consent of the Borrower (such consent not to be unreasonably withheld) unless a Default shall have occurred and be continuing, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be, without duplication, the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.


                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 303 North Broadway, Suite 400, Billings, Montana 59101 Attention of General Counsel (Telecopy No.
         (406) 869-5149);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Michael Cerniglia (Telecopy No. (212) 552-7777), with a copy to The Chase Manhattan Bank, 270 Park Avenue, 21st Floor, New York, New York 10017, Attention of Jaimin Patel (Telecopy No. (212) 270-2101);

                  (c) if to the Issuing Bank, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Michael Cerniglia (Telecopy No.
         (212) 552-7777), with a copy to The Chase

         Manhattan Bank, 270 Park Avenue, 21st Floor, New York, New York 10017, Attention of Jaimin Patel (Telecopy No. (212) 270-2101); and

                  (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the maturity of any Loan, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Core Subsidiary from its obligations under the Subsidiary Guarantee Agreement (other than as set forth in Section 6.13), or limit its liability in respect of such obligations, without the written consent of each Lender, or (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Bridge Lenders (but not the Tranche A Revolving Lenders and Tranche B Revolving Lenders), the Tranche A Revolving Lenders (but not the Bridge Lenders and Tranche B Revolving Lenders) or the Tranche B Revolving Lenders (but not the Bridge Lenders and Tranche A Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent (and, if its rights or obligations are affected thereby, the Issuing Bank) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents and the Arrangers, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Agents, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agents, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Agents, the Arrangers, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, whether or not suit is brought, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding relating to (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that (i) such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Agents or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the affected Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the affected Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Committed Exposures and unused Commitments at the time.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Tranche B Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) prior to the date on which all Bridge Loans shall have been paid in full and all Bridge Commitments shall have terminated, $20,000,000, and (y) thereafter, $5,000,000, unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

                  (f) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective on the earlier of (a) the Initial Funding Date and (b) the first date on which any Lender funds a loan pursuant to a request made by the Borrower in accordance with the terms hereof, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the due and owing obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations owing by such Lender or Affiliate may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,

AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the Signing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  PP&L MONTANA, LLC,

                                           by       /s/ Roger L. Petersen
                                                    ----------------------------
                                                    Name: Roger L. Petersen
                                                    Title: President & CEO



                                  THE CHASE MANHATTAN BANK,
                                  individually and as Administrative Agent

                                           by
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                  [additional signature pages to follow]


SIGNATURE PAGE TO CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                  PP&L MONTANA, LLC,

                                           by
                                                    ---------------------------
                                                    Name:
                                                    Title:



                                  THE CHASE MANHATTAN BANK,
                                  individually and as Administrative Agent

                                           by       /s/ Thomas H. Kozlark
                                                    ---------------------------
                                                    Name: Thomas H. Kozlark
                                                    Title: Vice President



                                  [additional signature pages to follow]


SIGNATURE PAGE TO CREDIT AGREEMENT

                                  CREDIT SUISSE FIRST BOSTON

                                  by       /s/ Stephen Hughes
                                           -----------------------------------
                                           Name: Stephen Hughes
                                           Title: Asst. Vice President



                                  by       /s/ Andrew B. Leon
                                           -----------------------------------
                                           Name: Andrew B. Leon
                                           Title: Vice President



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  UBS AG, STAMFORD BRANCH

                                  by      /s/ Paul R. Morrison
                                          -----------------------------------
                                          Name:    Paul R. Morrison
                                          Title:   Executive Director



                                  by      /s/ Dorothy McKinley
                                          -----------------------------------
                                          Name: Dorothy McKinley
                                          Title:   Associate Director
                                                   Loan Portfolio Support, US



                                          [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  THE BANK OF NOVA SCOTIA

                                  by       /s/ Bruce Matheson
                                           -----------------------------------
                                           Name:    Bruce Matheson
                                           Title:   Vice-President



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  BANK ONE, NA (MAIN OFFICE- CHICAGO)

                                           by       /s/ Jane A. Bek
                                                    --------------------------
                                                    Name:    Jane A. Bek
                                                    Title:   Vice President



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  BARCLAYS BANK PLC

                                           by       /s/ Sydney G. Dennis
                                                    ---------------------------
                                                    Name:    Sydney G. Dennis
                                                    Title:   Director



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK
                                  BRANCH

                                           by       /s/ Andrew G. Matthews
                                                    --------------------------
                                                    Name:    Andrew G. Matthews
                                                    Title:   Managing Director



                                                    /s/ Lee Lee Tan
                                                    --------------------------
                                                    Name:    Lee Lee Tan
                                                    Title:   Associate Director



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  CITIBANK, N.A.

                                           by       /s/ Jean T. Chastain
                                                    ----------------------------
                                                    Name:    Jean T. Chastain
                                                    Title:   Vice President
                                                             (212) 559-1271



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                  EUROPEENNE

                                           by       /s/ N. Baraduc
                                                    --------------------------
                                                    Name:    N. Baraduc
                                                    Title:   AVP



                                                    /s/ L. Welter
                                                    --------------------------
                                                    VP



                                   [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  THE INDUSTRIAL BANK OF JAPAN, LIMITED

                                           by    /s/ John Dippo
                                                 -------------------------------
                                                 Name:    John Dippo
                                                 Title:   Senior Vice President



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  MELLON BANK, N.A.

                                           by       /s/ Mark W. Rogers
                                                    ----------------------------
                                                    Name:    Mark W. Rogers
                                                    Title:   Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  NATEXIS BANQUE

                                      by       /s/ Anthony Perna
                                               --------------------------
                                               Name:    Anthony Perna
                                               Title:   A.V.P.



                                               /s/ Anadi Jauhari
                                               --------------------------
                                               Name:    Anadi Jauhari
                                               Title:   Vice President & Group
                                                        Manager
                                                        Project Finance Group



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  PNC BANK, NATIONAL ASSOCIATION

                                           by       /s/ Andrew Mitrey
                                                    --------------------------
                                                    Name:    Andrew Mitrey
                                                    Title:   Commercial Banking
                                                             Officer



                                  [additional signature page to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  TORONTO DOMINION (TEXAS), INC.

                                           by       /s/ Debbie A. Greene
                                                    ----------------------------
                                                    Name:    Debbie A. Greene
                                                    Title:   Vice President



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  UNION BANK OF CALIFORNIA, N.A.

                                           by       /s/ David Musicant
                                                    ----------------------------
                                                    Name:    David Musicant
                                                    Title:   VP



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                  WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH

                                           by       /s/ Jonathan Berman
                                                    ----------------------------
                                                    Name:    Jonathan Berman
                                                    Title:   Managing Director



                                           by       /s/ Isaac Deutsch
                                                    --------------------------
                                                    Name:    Isaac Deutsch
                                                    Title:   Associate



                                  [additional signature pages to follow]

SIGNATURE PAGE TO CREDIT AGREEMENT

                                SCHEDULE 1.01(A)

                       INITIAL FUNDING DATE ACQUISITIONS*

THERMAL UNITS**

MPC's right, title and interest in, to and under:

1.       The Thermal Units (other than Colstrip Unit 4);

2. The Assets and Properties used or held for use principally in connection with the operation of such Thermal Units, as more fully described in Section 1.01 of the MPC Asset Purchase Agreement, other than the following assets:

         (a)  Colstrip 4 Transmission Assets;

         (b)  Colstrip 1, 2 and 3 Transmission Assets;

         (c) Colstrip Townsite Services Agreement dated 1987 as amended by letter agreements extending its term through December 31, 1998, between MPC, Puget, Portland, Avista Corporation (as successor to The Washington Water Power Company), PacifiCorp and Colstrip Community Services Company;

         (d) Raw Water Transportation Agreement dated January 12, 1989 between MPC, Puget, Portland, Avista Corporation (as successor to The Washington Water Power Company), PacifiCorp and Colstrip Community Services Company; and

         (e)  Buy-Back Obligation under the Housing Buy-Back Policy described on
              Schedule 1.02(a)(vi) of the MPC Asset Purchase Agreement; and

3.       The real property located under or associated with Colstrip Unit 4.



HYDRO UNITS

MPC's right, title and interest in, to and under:

              1. The Hydro Units identified on Schedule 12.01(c) to the MPC
                 Asset Purchase Agreement as items 4 - 12; and


              2. The Assets and Properties of MPC used or held for use
                 principally in connection with the operation of such Hydro Units, as more fully described in Section 1.01 of the MPC Asset Purchase Agreement, other than the Power Purchase/Exchange Agreements.

------------
* Capitalized terms used in this schedule and not defined in the Agreement shall have the meaning ascribed to them in the MPC Asset Purchase Agreement.

** To be amended to reflect the exclusion of certain real property located under or associated with Colstrip Unit 3 and Colstrip Unit 4 and the subdivision of real property located under or associated with Colstrip Unit 3 and Colstrip Unit 4 which will occur following the MPC Acquisitions.

SIGNATURE PAGE TO CREDIT AGREEMENT

                                SCHEDULE 1.01(B)

                                COMMON FACILITIES



The real property identified on Annex A hereto and the related personal property identified on Annex B hereto.


SIGNATURE PAGE TO CREDIT AGREEMENT

                                                     Annex A to Schedule 1.01(B)

                                  Real Property



                            [to be attached manually]

[Annex A consists of three maps of the real estate on which the 2,276 (gross) MW
 Colstrip coal-fired electric generating facility and the Common Facilities are located.]


SIGNATURE PAGE TO CREDIT AGREEMENT

                                                     Annex B to Schedule 1.01(B)

                                Personal Property

                                                                                       Cost Allocations Per Article 5 of the
                                                                                            Common Facilities Agreement
                                                                                  -----------------------------------------------
                                                                 Facility
                                                                 Ownership           Original Costs           Future Costs of
                                                               Allocation (Per           To Be                 Replacement,
                                                              Article 3 of the       Reallocated As            Ownership, &
                                              Facility             Common              Per Columns             O&M To Shared
                                             Originally           Facilities          (To Left) By             On Following
                                             Funded By          Agreement) To          Payment To            Fractional Basis
                                              Product:            Project:              Project:                By Project:
                                        -----------------------------------------------------------------------------------------
FACILITY DESCRIPTION                        1&2      3&4       1&2       3&4         1&2       3&4           1&2          3&4
---------------------------------------------------------------------------------------------------------------------------------
1.   Sewer System                           x        --       .3186     .6814         x         --          .3868        .6132

2.   Fire Protection System                                                                                     Common Areas
     Installed by Units #1 &                                                                                   and Fire Pumps
     #2 (Allowance for #3 &                                                                                        Shared
     #4 Connection)                         x        --       .9500     .0500         x         --          .3186        .6814
                                                                                                               No Sharing For
                                                                                                                 Other Areas

3.   Fire Pump & Fire                                                                                            Common Areas
     Protection System                                                                                          and Fire Pumps
     Installed by Units #3 & #4             --       x          --     1.0000         --        --                 Shared
                                                                                                            .3186        .6814
                                                                                                                No Sharing For
                                                                                                                 Other Areas

4.   Garage & Warehouse
     (Units #1 & #2)                        x        --       .5000     .5000         x         --          .4208        .5792

5.   Meteorological Structures              x        --       .5000     .5000         x         --          .5000        .5000

6.   Air Quality Monitoring
     Structures (Excluding
     Indian Reservation)                    x        --       .5000     .5000         x         --          .5000        .5000

7.   Coal Handling Crew
     Facilities (Units #1 & #2)             x        --       .5000     .5000         x         --          .3243        .6757

8.   Portable Dredge                        x        --       .5000     .5000         x         --          .5000        .5000

9.   Diesel Fuel Storage                    x        x        .5000     .5000         --        --          .4208        .5792

10.  Gasoline Storage                       x        --       .5000     .5000         x         --          .4208        .5792

11.  Waste Oil Storage                      --       x        .5000     .5000         --        x           .4208        .5792


SIGNATURE PAGE TO CREDIT AGREEMENT

                                                                                       Cost Allocations Per Article 5 of the
                                                                                            Common Facilities Agreement
                                                                                  -----------------------------------------------
                                                                 Facility
                                                                 Ownership           Original Costs           Future Costs of
                                                               Allocation (Per           To Be                 Replacement,
                                                              Article 3 of the       Reallocated As            Ownership, &
                                              Facility             Common              Per Columns             O&M To Shared
                                             Originally           Facilities          (To Left) By             On Following
                                             Funded By          Agreement) To          Payment To            Fractional Basis
                                              Product:            Project:              Project:                By Project:
                                        -----------------------------------------------------------------------------------------
FACILITY DESCRIPTION                        1&2      3&4       1&2       3&4         1&2       3&4           1&2          3&4
---------------------------------------------------------------------------------------------------------------------------------
12.  115 kV Start-up
     Transmission Line
     (Switchyard to Common
     Connection)                            x        --       .5000     .5000         x         --          .4208        .5792

13.  Truck Scale                            x        --       .5000     .5000         x         --          .5000        .5000

14.  Fly Ash Pond Pump
     House (Excluding Process
     Equipment)                             x        --       .6000     .4000         x         --         1.0000        .0000

15.  Drainage and Runoff
     Retention                              x        --       .3200     .6800         x         --          .3200        .6800

16.  River Pumping Station &
     Facility (Including):

     a.  Intake Canal &
         Structure                          x        --       .3186     .6814         x         --          .3186        .6814

     b.  Pumps (Excluding
         Labor) Furnished by
         Units #1 & #2                      x        --       .6593     .3407         x         --          .3186        .6814

     c.  Other Mechanical
         (Excluding Pumps but
         Including Labor &
         Electrical Equipment
         Furnished by Units #1
         & #2                               x        --       .5000     .5000         x         --          .3186        .6814

     d.  Cyclone & Auxil.
         Pump at River                      --       x        .3816     .6814         --        x           .3816        .6814

     e.  River Pumps, Other
         Mechanical & Elec.
         Equip. Furnished by
         Units #3 & #4                      --       x        .0000    1.0000         --        --          .3816        .6814


SIGNATURE PAGE TO CREDIT AGREEMENT

                                                                                       Cost Allocations Per Article 5 of the
                                                                                            Common Facilities Agreement
                                                                                  -----------------------------------------------
                                                                 Facility
                                                                 Ownership           Original Costs           Future Costs of
                                                               Allocation (Per           To Be                 Replacement,
                                                              Article 3 of the       Reallocated As            Ownership, &
                                              Facility             Common              Per Columns             O&M To Shared
                                             Originally           Facilities          (To Left) By             On Following
                                             Funded By          Agreement) To          Payment To            Fractional Basis
                                              Product:            Project:              Project:                By Project:
                                        -----------------------------------------------------------------------------------------
FACILITY DESCRIPTION                        1&2      3&4       1&2       3&4         1&2       3&4           1&2          3&4
---------------------------------------------------------------------------------------------------------------------------------
17.  Coal Handling Fac.
     Including:

     a.  Concrete Tunnel                    x        --       .5000     .5000         x         --        (      )     (      )

     b.  Receiving Hoppers                  x        --       .5000     .5000         x         --        (1.0000)     (      )

     c.  Conveyor #6                        x        --       .5000     .5000         x         --        (  of  )     (Billed)

     d.  Sampler                            x        --       .7140     .2860         x         --        (normal)     (  as  )

     e.  Dust Collectors #2 &               x        --       .9000     .1000         x         --        ( costs)     ( used )
         #3                                                                                               (      )     (      )

18.  Surge Pond Structure and
     Equipment Including:

     a.  Pond                               x        --       .3186     .6814         x         --          .3186        .6814

     b.  Structures                         x        --       .3186     .6814         x         --          .3186        .6814

     c.  Mechanical and
         Electrical Equip.
         Furnished by Units #1
         & #2                               x        --       .6593     .3407         x         --          .3186        .6814

     d.  Mechanical and
         Electrical Equip.
         Furnished by Units #3
         and #4                             --       x        .0000    1.0000         --        --          .3186        .6814

     e.  Cutoff Wall #1                     x        --       .3186     .6814         x         --          .3186        .6814

     f.  Cutoff Wall #2                     x        --       .3186     .6814         x         --          .3186        .6814

     g.  Surge Pond Control
         Cable Replacement                  --       x        .3186     .6814         --        x           .3186        .6814

19.  Environmental Lab in
     Scrubber Area                          --       x        .5000     .5000         --        x           .4208        .5792

20.  Converted Construction
     Buildings                              --       x        .2000     .8000         --        x           .2000        .8000
----------------------------------------------------------------------------------------------------------------------------------
21.  #1 & #2 Admin. Bldg.                   x        --       .5000     .5000         x         --          .5000        .5000
----------------------------------------------------------------------------------------------------------------------------------


SIGNATURE PAGE TO CREDIT AGREEMENT

                                                                                       Cost Allocations Per Article 5 of the
                                                                                            Common Facilities Agreement
                                                                                  -----------------------------------------------
                                                                 Facility
                                                                 Ownership           Original Costs           Future Costs of
                                                               Allocation (Per           To Be                 Replacement,
                                                              Article 3 of the       Reallocated As            Ownership, &
                                              Facility             Common              Per Columns             O&M To Shared
                                             Originally           Facilities          (To Left) By             On Following
                                             Funded By          Agreement) To          Payment To            Fractional Basis
                                              Product:            Project:              Project:                By Project:
                                        -----------------------------------------------------------------------------------------
FACILITY DESCRIPTION                        1&2      3&4       1&2       3&4         1&2       3&4           1&2          3&4
---------------------------------------------------------------------------------------------------------------------------------
22.  #3 & #4 Admin. Bldg.
                                            --       x        .3000     .7000         --        x           .3000        .7000

     Includes:

     a.  Repair Shop
     b.  Telephone Room
     c.  Electric Shop
     d.  Chem Lab

     Excludes:

     a.  Aux Boiler
     b.  Heating Boiler
     c.  Water Treatment Area

23.  Machine Shop, I&C Shop,
     & Chem Lab (Units #1 &
     #2)                                    x        --       .5000     .5000         x         --          .4208        .5792

24.  New Warehouse and
     Offices                                x        x        .4000     .6000         x         x           .4000        .6000

25.  Environmental Bldg.                    x        x        .4000     .6000         x         x           .4000        .6000

26.  Paving Parking Areas & Roads           x        x        .3168     .6814         --        --          .4208        .5792

27.  Plant Security & Fencing               x        x        .3186     .6814         --        --          .4208        .5792

28.  Yard Lighting                          x        x        .3186     .6814         --        --          .4208        .5792

29.  Telephone Equipment                    x        x        .3186     .6814         --        --          .4208        .5792

30.  Plant Landscaping                      x        x        .3186     .6814         --        --          .4208        .5792

31.  Cathodic Protection for
     River Pipeline                         x        x        .3186     .6814         --        --          .3186        .6814

32.  ATR                                    --       x        .3186     .6814         --        --          .3186        .6814
----------------------------------------------------------------------------------------------------------------------------------
33.  River Water Pipeline to
     Surge Pond Furnished by
     Units #1 & #2                          x        --       .8632     .1368         x         --          .3186        .6814
----------------------------------------------------------------------------------------------------------------------------------


SIGNATURE PAGE TO CREDIT AGREEMENT

                                                                                       Cost Allocations Per Article 5 of the
                                                                                            Common Facilities Agreement
                                                                                  -----------------------------------------------
                                                                 Facility
                                                                 Ownership           Original Costs           Future Costs of
                                                               Allocation (Per           To Be                 Replacement,
                                                              Article 3 of the       Reallocated As            Ownership, &
                                              Facility             Common              Per Columns             O&M To Shared
                                             Originally           Facilities          (To Left) By             On Following
                                             Funded By          Agreement) To          Payment To            Fractional Basis
                                              Product:            Project:              Project:                By Project:
                                        -----------------------------------------------------------------------------------------
FACILITY DESCRIPTION                        1&2      3&4       1&2       3&4         1&2       3&4           1&2          3&4
---------------------------------------------------------------------------------------------------------------------------------
34.  River Water Pipeline to
     Surge Pond Furnished by
     Units #3 and #4                        --       x        .0000    1.0000         --        --          .3186        .6814

35.  North Plant Sediment Pond              --       x        .3186     .6814         --        x           .3186        .6814

36.  Computer Capitalized
     Facilities                             x        x        .3186     .6814         --        --          .4208        .5792

37.  Gas Bottle Storage Rack                x        x        .3186     .6814         --        --          .4208        .5792

38.  All Vehicles Identified on                                                                               Costs of owner-
     the Colstrip Project                                                                                     ship & O&M
     Division Vehicle Roster                                                                                  Based on Actual
     with an Assigned Number                                                                                  Use. Replace-
     from 3700 to 3999                      x        x        .5000     .5000         --        --            ments Based on:
                                                                                                            .3868        .6132

39.  Major Mobile Equipment                                                                                   Costs of Owner-
     as Identified on the                                                                                     ship & O&M
     Colstrip Project Division                                                                                Based on Actual
     Equipment Roster with an                                                                                 Use. Replace-
     Assigned Number from                                                                                     ments Based on:
     4000 to 4099                           x        x        .5000     .5000         --        --          .4208        .5792

40.  Miscellaneous portable &                                                                                 Costs of Owner-
     mobile equipment on the                                                                                  ship & O&M
     Colstrip Project Division                                                                                Based on Actual
     Equipment Roster with an                                                                                 Use.
     Assigned Number from                                                                                     Replacements
     4200 to 4399                           x        x        .5000     .5000         --        --            Based on:
                                                                                                            .4208        .5792
----------------------------------------------------------------------------------------------------------------------------------
41.  Machine Shop Equip.                    x        x        .5000     .5000         x         x           .4208        .5792

42.  Scaffolding                            x        x        .5000     .5000         --        --          .4208        .5792
----------------------------------------------------------------------------------------------------------------------------------


SIGNATURE PAGE TO CREDIT AGREEMENT

                                                                                       Cost Allocations Per Article 5 of the
                                                                                            Common Facilities Agreement
                                                                                  -----------------------------------------------
                                                                 Facility
                                                                 Ownership           Original Costs           Future Costs of
                                                               Allocation (Per           To Be                 Replacement,
                                                              Article 3 of the       Reallocated As            Ownership, &
                                              Facility             Common              Per Columns             O&M To Shared
                                             Originally           Facilities          (To Left) By             On Following
                                             Funded By          Agreement) To          Payment To            Fractional Basis
                                              Product:            Project:              Project:                By Project:
                                        -----------------------------------------------------------------------------------------
FACILITY DESCRIPTION                        1&2      3&4       1&2       3&4         1&2       3&4           1&2          3&4
---------------------------------------------------------------------------------------------------------------------------------
43.  Warehouse Equipment as
     Identified on the Colstrip
     Project Division
     Equipment Roster with an
     Assigned Number from
     4400 to 4499                           x        x        .5000     .5000         --        --          .4208        .5792

44.  Laboratory and Special
     Test Equip.                            x        x        .5000     .5000         --        --          .4208        .5792

45.  Furniture                              x        x        .3868     .6132         --        --          .3868        .6132

46.  Land as Described in
     Exhibit B attached hereto              x        --       .3186     .6814         x         --          .3186        .6814
----------------------------------------------------------------------------------------------------------------------------------


SIGNATURE PAGE TO CREDIT AGREEMENT

                                                                SCHEDULE 1.01(C)


                               SUBORDINATION TERMS

                  Section 1.1 Definitions. As used in this Agreement:

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Affiliate-Held Subordinated Claim" means any Subordinated Claim that is issued to or at any time held or beneficially owned by an Affiliate of the Company.

                  "Bankruptcy Code" means Title 11 of the United States Code.

                  "Bankruptcy, Insolvency or Liquidation Proceeding" means (a) any case commenced by or against the Company as debtor under any chapter of the Bankruptcy Code, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company, any receivership or assignment for the benefit of creditors relating to the Company or any similar case or proceeding relative to the Company or the creditors of the Company, as such, in each case whether or not voluntary, (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, or (c) any other proceeding of any type or nature in which Claims against the Company are determined, proven or paid.

                  "Chase Credit Agreement" means the Credit Agreement dated as of November 9, 1999 between the Company, the lenders party thereto and The Chase Manhattan Bank, as Administrative Agent, as amended from time to time.

                  "Claim" is used as defined in the Bankruptcy Code, whether or not, in the context in which it appears, a case under the Bankruptcy Code is pending.

                  "Company" means PP&L Montana, LLC, a Delaware limited liability company.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Distribution" means any payment or distribution of any kind or character on account of or applied or available for application to the satisfaction of a Claim, whether consisting of cash, property, securities, by setoff or otherwise.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "holder" includes, in respect of any Claim, each Person that owns, is entitled to enforce, is entitled to the benefit of or otherwise holds or owns such Claim and includes all

Persons at any time receiving any transfer of any interest in such Claim or otherwise succeeding to any interest in such Claim. Each reference to any holder of Subordinated Claims includes all holders of any interest in any of the Subordinated Claims.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) any third party purchase option, call or similar right of a third party, (d) the filing of any financing statement, lien claim or lien notice covering such asset, or (e) the issuance of any writ of attachment, garnishment, replevin, execution or other legal process against such asset or the owner of any interest therein.

                  "Payment Blockage Notice" means a written notice stating that a Senior Credit Facility Default has occurred and is continuing and generally describing the nature of such Senior Credit Facility Default, given by a Senior Agent to the Company in compliance with Section 1.3(b).

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

                  "Post-Petition Interest/Expense Claims" means (a) any Claim for interest on any Senior Claim accrued or computed for or as to any period of time at any time after the commencement of any Bankruptcy, Insolvency or Liquidation Proceeding at the rate (including any applicable post-default rate) set forth in or applicable under any instrument or agreement evidencing or governing any Senior Debt and (b) any Claim for costs, expenses, taxes or indemnification incurred or arising at any time after the commencement of any Bankruptcy, Insolvency or Liquidation Proceeding under any instrument or agreement evidencing or governing any Senior Debt, in the case of each Claim described in the foregoing clauses (a) and (b) whether or not such Claim is allowed, allowable or enforceable in such Bankruptcy, Insolvency or Liquidation Proceeding and even if such Claim is not allowed or enforced therein.

                  "Required Senior Lenders" means, at any time, the holders of a majority in amount of all Claims against the Company for principal (or any guaranty of principal) of all Senior Debt then outstanding under all Senior Credit Facilities then outstanding.

                  "Senior Agent" means the entity acting as Administrative Agent under the Senior Credit Facility or, if at any time no agent is acting as Administrative Agent under the Senior Credit Facility, the Required Senior Lenders or an agent or representative acting at the direction or with the consent of the Required Senior Lenders.

                  "Senior Claims" means all present and future Claims against the Company (a) for principal of and interest (including all Post-Petition Interest/Expense Claims) and premium (if any) on any and all Senior Debt then outstanding, and (b) for fees, costs, taxes, expense reimbursements, indemnities and other amounts payable by the Company under any instrument or agreement governing any Senior Debt then outstanding.



                                      -2-
SIGNATURE PAGE TO CREDIT AGREEMENT

                  "Senior Credit Facility" means the credit facility extended under the Chase Credit Agreement, as from time to time increased, extended or otherwise modified, changed, amended or restated and as from time to time refinanced, replaced or refunded in whole or in part.

                  "Senior Credit Facility Default" means, in respect of any Senior Credit Facility, any event that permits the holders of Senior Debt outstanding under such Senior Credit Facility immediately to accelerate the maturity of all extensions of credit and other indebtedness outstanding thereunder.

                  "Senior Debt" means any and all indebtedness now outstanding or hereafter incurred by the Company for loans, letter of credit reimbursement obligations, interest rate hedging obligations or other extensions of credit under or relating to any Senior Credit Facility or under any note, debenture or other debt instrument or debt security or guaranty issued pursuant to any Senior Credit Facility.

                  "Subordinated Claims" means any and all present and future Claims against the Company (a) for the principal of and interest and premium (if any) on any and all indebtedness now outstanding or hereafter incurred by the Company for loans, letter of credit reimbursement obligations, or other extensions of credit under [identify pertinent agreements] and all other present and future indebtedness of the Company for borrowed money or under any note, debenture or other debt instrument or debt security or any under any guaranty thereof issued pursuant to [said agreements] and (b) for fees, costs, taxes, expense reimbursements, indemnities and other amounts payable by the Company under any instrument or agreement governing any such indebtedness.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  Section 1.2 Subordination. The Company and each of the [identify all creditors holding or acquiring Subordinated Claims], for itself and for all present and future holders of Subordinated Claims, hereby covenant and agree that the Subordinated Claims are and shall be postponed, subordinated and junior in right of payment to the prior payment in full of all Senior Claims, on the terms and conditions herein set forth. The provisions of this [Agreement] [Article ____] are intended for the benefit of each present and future holder of any Senior Claim, each of whom shall be a third party beneficiary of such provisions and entitled to enforce the same in any lawful manner.

SIGNATURE PAGE TO CREDIT AGREEMENT

                  Section 1.3 Payments and Collateral Security on Subordinated Claims. For as long as any commitment to extend credit under any Senior Credit Facility may be outstanding and thereafter until all outstanding Senior Claims have been paid in full in cash:

                  (a) Payments. The Company shall not make or make or permit any of its Subsidiaries or Affiliates to make, and the holders of Subordinated Claims will not accept or retain, any payment of the principal of Subordinated Claims or any purchase of Subordinated Claims or any other Distribution on account of Subordinated Claims except any payment of principal of or interest on Subordinated Claims that is (i) permitted under the terms of the Chase Credit Agreement (including, without limitation, Sections 6.05 and 6.10 thereof) or any other Senior Credit Facility and (ii) not prohibited at the time of such payment by Section 1.3(b).

                  (b) Payment Blockage. Notwithstanding Section 1.3(a), the Company shall not make any payment in respect of Subordinated Claims if at the time such payment is made:

                           (i) a Bankruptcy, Insolvency or Liquidation
         Proceeding has been commenced and has not been dismissed,

                           (ii) any payment of principal or interest due in respect of any indebtedness outstanding under any Senior Credit Facility has become due and payable and has not been paid, or

                           (iii) either:

                                    (A) a Senior Credit Facility Default has
                  occurred, has not been corrected and has not been waived by the Persons entitled to waive it under the agreement governing such Senior Credit Facility Default, if such Subordinated Claim or the interest thereon constitutes an Affiliate-Held Subordinated Claim, or

                                    (B) a Payment Blockage Notice is in effect,
                  if and to the extent neither such Subordinated Claim nor the interest thereon constitutes an Affiliate-Held Subordinated Claim.

                  A Payment Blockage Notice may be given whenever any Senior Credit Facility Default has occurred, has not been corrected and has not been waived by the Persons entitled to waive it under the agreement governing such Senior Credit Facility Default, but only if at least 365 consecutive days have elapsed since the day on which the last previous Payment Blockage Notice was given. Each Payment Blockage Notice shall be in effect until the earliest of (A) the 181st day after the date on which it was given, (B) the day on which the Senior Credit Facility Default on which it was predicated has been corrected, and (C) the day on which the Senior Credit Facility Default on which it was predicated has been waived by the Persons entitled to waive it under the agreement governing such Senior Credit Facility Default.

                  (c) Liens. The Company will not grant or permit to exist and will not permit any of its Subsidiaries to grant or permit to exist, and the holders of Subordinated Claims will not accept or retain, any Lien upon any present or future property or asset of the Company or any of its Subsidiaries securing any Subordinated Claim.

SIGNATURE PAGE TO CREDIT AGREEMENT

                  (d) Guaranties. The Company will not permit any of its Subsidiaries to become or remain bound by or subject in any respect to any guaranty of any Subordinated Claim or any other obligation providing assurance or relating to the payment of any Subordinated Claim, and the holders of Subordinated Claims will not accept or retain any such guaranty or other obligation.

                  (e) Invalidation or Turnover. If at any time any Lien, guaranty or other obligation has been incurred or taken or is claimed or outstanding as to any Subordinated Claim in breach of the provisions of Sections 1.3(c) and 1.3(d), then the holders of a majority in outstanding principal amount of Senior Debt may, at their option, either (i) declare such Lien, guaranty or obligation to be invalid, and such Lien, guaranty or obligation thereupon shall become unenforceable and void, or (ii) require the holders of the Subordinated Claims benefited by such Lien, guaranty or obligation to assign and deliver such Lien, guaranty or obligation, or the proceeds from enforcement thereof, together with all other benefits thereof, for the benefit of the holders of Senior Claims in the same manner as required in respect of Distributions pursuant to Section 1.5.

                  Section 1.4 Bankruptcy, Insolvency or Liquidation Proceedings.

                  In any Bankruptcy, Insolvency or Liquidation Proceeding:

                  (a) Postponement. All Senior Claims shall be paid in full in cash before any holder of Subordinated Claims shall be entitled to receive any Distribution on account of any Subordinated Claim in such Bankruptcy, Insolvency or Liquidation Proceeding.

                  (b) Turnover. The holders of Senior Claims shall be entitled to receive each Distribution that may become payable or deliverable on account of all Subordinated Claims in such Bankruptcy, Insolvency or Liquidation Proceeding, for application to the payment of Senior Claims, until all holders of Senior Claims have received payment in full in cash of all Senior Claims. Each such Distribution shall be delivered by the debtor, trustee, receiver, disbursing agent or other person making such Distribution in such Bankruptcy, Insolvency or Liquidation Proceeding directly to the Senior Agent for the benefit of the holders of Senior Claims.

                  (c) Not Affected by Discharge. No legal discharge of the liability of the Company in such Bankruptcy, Insolvency or Liquidation Proceeding shall, as against the holders of Subordinated Claims, constitute payment of the Senior Claims or shall in any respect affect or impair the right of the holders of Senior Claims to receive any Distribution on account of Subordinated Claims and to apply such Distribution to pay Senior Claims until the Senior Claims are paid in full in cash.

                  (d) Proof of Claim as to Subordinated Claims. If filing of a claim or proof of claim in respect of any Subordinated Claim is required by law or court order and if any holder of Subordinated Claims does not file, in appropriate form, a legally sufficient claim or proof of claim in respect of such holder's interest in such Subordinated Claim within 60 days prior to the time when such filing is required in order for the claim to be allowed or enforceable, then each of the Senior Agent and any holder of any Senior Debt, severally, with each of them empowered to act alone, are hereby irrevocably authorized and empowered (but shall not be obligated), as

SIGNATURE PAGE TO CREDIT AGREEMENT
attorneys-in-fact for such holder of Subordinated Claims with full power of substitution, to file such claim or proof thereof in the name of such holder.

                  (e) Senior Creditors Entitled to Voting Rights. The holders of Senior Debt shall have, and shall be entitled and permitted to exercise or enforce, all voting rights and all other rights or privileges pertaining to Subordinated Claims or any claim or proof of claim relating to Subordinated Claims, whether or not a claim or proof of claim is filed in respect of such Subordinated Claims and whether any such filed claim or proof of claim is filed by a holder of Subordinated Claims or by a Senior Agent or holder of Senior Debt. Any exercise of such voting rights and other rights and privileges by the holders of a majority in outstanding principal amount of the Senior Debt shall be binding on all holders of Senior Claims and all holders of Subordinated Claims.

                  Section 1.5 Delivery of Prohibited Distributions. If and in each instance that, notwithstanding the provisions of Sections 1.3 and 1.4, any holder of Subordinated Claims receives any Distribution on account of any Subordinated Claim that is prohibited by Section 1.3 or Section 1.4, then, unless and until the Senior Claims are paid in full in cash:

                  (a) Payover. Such holder shall forthwith pay over, transfer and deliver such Distribution to the Senior Agent or any other agent appointed for such purpose by the holders of a majority in outstanding principal amount of Senior Debt, for the benefit of the holders of Senior Claims and for application to the payment of Senior Claims until all Senior Claims have been paid in full in cash; and

                  (b) Trust. Pending such payover, transfer and delivery, such holder shall hold such Distribution in trust as trustee of an express trust for the benefit of the holders of Senior Claims, in the identical form received (except for any necessary endorsement to the Senior Agent or such agent).

                  Section 1.6 Subrogation.

                  (a) Postponement of Subrogation Rights. Each holder of Subordinated Claims hereby agrees that, until all Senior Claims are paid in full in cash, it will not exercise or enforce any rights it might otherwise have to be subrogated to the Claims, rights, Liens and interests of the holders of Senior Claims in respect of any Distribution on account of Subordinated Claims that is applied to the payment of any Senior Claim or delivered, transferred or paid over to or for the benefit of the Senior Agent or any holder of Senior Claims.

                  (b) Holders of Senior Claims not Obligated. The holders of Senior Claims shall not be obligated to ensure, perfect, protect, enforce or maintain any right that might otherwise be accorded or available to or enforceable by any holder of Subordinated Claims. The provisions of this [Agreement] [Article ____] and the rights of the holders of Senior Claims hereunder shall remain fully enforceable on the terms set forth herein, regardless of any act, omission or circumstance (whether or not attributable to any holder of any Senior Claim) which does or might in any manner or in any respect limit, affect or impair any right of subrogation otherwise accorded or available to or enforceable by any holder of Subordinated Claims.

SIGNATURE PAGE TO CREDIT AGREEMENT

                  (c) Disallowed Post-Petition Interest/Expense Claims. The provisions of Section 1.4 and the rights of the holders of Senior Claims thereunder shall be fully enforceable as to all Senior Claims representing Post-Petition Interest/Expense Claims that are not allowed or enforceable in a Bankruptcy, Insolvency or Liquidation Proceeding.

                  Section 1.7 Acceleration and Enforcement of Subordinated Claims. Until all commitments to extend credit under any Senior Credit Facility have terminated and all outstanding Senior Claims have been paid in full in cash, no holder of Subordinated Claims will (i) accelerate the maturity of any Subordinated Claims, (ii) bring suit to collect or otherwise enforce any right or remedy in respect of Subordinated Claims or commence or prosecute any action or proceeding thereon or (iii) commence any Bankruptcy, Insolvency or Liquidation Proceeding, join with any creditor in commencing any Bankruptcy, Insolvency or Liquidation Proceeding or appear in any Bankruptcy, Insolvency or Liquidation Proceeding commenced by any other creditor in support of the commencement or continuation thereof, except that:

                  (a) Affiliate-Held Subordinated Claims. If such Subordinated Claim is an Affiliate-Held Subordinated Claim that will become unenforceable by time bar under the applicable statute of limitations within the next three months, the holder thereof may commence an action sufficient to satisfy such time bar but may not prosecute such action or seek, accept or retain any provisional relief, injunctive relief or judgment therein; and

                  (b) Subordinated Claims Not Held by Affiliates. If such Subordinated Claim is not an Affiliate-Held Subordinated Claim, the provisions of this Section 1.7 shall cease to apply to such Subordinated Claim if any of the following events has occurred:

                           (i) The payment of interest on Subordinated Claims has been prohibited under Section 1.3 for a period of more than 185 consecutive days;

                           (ii) an order for relief has been entered at the request of the Company, or against the Company, in a Bankruptcy, Insolvency or Liquidation Proceeding;

                           (iii) all indebtedness outstanding under any Senior Credit Facility has been declared by the holders thereof to be immediately due and payable; or

                           (iv) any Senior Agent or holder of any Senior Claim under any Senior Credit Facility has exercised or enforced against the Company or any of its Subsidiaries any right or remedy for foreclosure of any Lien upon any property of the Company or a Subsidiary of the Company securing any Senior Claim.

                  Section 1.8 Subordination not Prejudiced, etc.

                  (a) Not Prejudiced. No right of any holder of any Senior Claim to enforce the provisions of this [Agreement] [Article ____] shall at any time in any way be prejudiced, affected or impaired by any act or failure to act on the part of the Company or any of its Subsidiaries or by any act or failure to act on the part of any holder of Senior Claims or by any breach or default by the Company or any of its Subsidiaries in the performance or observance of any promise, covenant or obligation enforceable by any holder of Subordinated Claims,

SIGNATURE PAGE TO CREDIT AGREEMENT
regardless of any knowledge thereof that any holder of Senior Claims may have or otherwise be charged with.

                  (b) Specified Acts. Without limiting Section 1.8(a), each holder of any Senior Claim may, as between it and any holder of Subordinated Claims, at any time and from time to time, without the consent of or notice to any holder of Subordinated Claims, without incurring any responsibility or liability to any holder of Subordinated Claims and without in any manner prejudicing, affecting or impairing the obligations of any holder of Subordinated Claims under this [Agreement] [Article ____]:

                           (i) Make loans and advances to the Company or any of its Subsidiaries or issue, guaranty or obtain letters of credit for account of the Company or any of its Subsidiaries or otherwise extend credit to the Company or any of its Subsidiaries, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

                           (ii) Change the manner, place or terms of payment or extend the time of payment of, or renew or alter, compromise, accelerate, extend or refinance, any Senior Claim or any agreement, guaranty, Lien or obligation of the Company or any of its Subsidiaries or any other Person in any manner related thereto, or otherwise amend, supplement or change in any manner any Senior Claim or any such agreement, guaranty, Lien or obligation;

                           (iii) Increase or reduce the amount of any Senior Claim or the interest, premium, fees or other amounts payable in respect thereof;

                           (iv) Release or discharge any Senior Claim or any guaranty thereof or any agreement or obligation of the Company or any of its Subsidiaries or any other Person with respect thereto;

                           (v) Take or fail to take any collateral security for any Senior Claim or take or fail to take any action which may be necessary or appropriate to ensure that any Lien upon any property securing any Senior Claim is duly enforceable or perfected or entitled to priority as against any other Lien or to ensure that any proceeds of any property subject to any Lien are applied to the payment of any Senior Claim;

                           (vi) Release, discharge or permit the lapse of any or all Liens upon any property at any time securing any Senior Claim;

                           (vii) Exercise or enforce, in any manner, order or sequence, or fail to exercise or enforce, any right or remedy against the Company or any of its Subsidiaries or any collateral security or any other Person or property in respect of any Senior Claim or any security interest or Lien securing any Senior Claim or any right under this Agreement, and apply any payment or proceeds of collateral in any order of application; or

SIGNATURE PAGE TO CREDIT AGREEMENT

                           (viii) Sell, exchange, release, foreclose upon or otherwise deal with any property that may at any time be subject to any Lien securing any Senior Claim.

                  Section 1.9 Transferees to be Bound.

                  (a) Note Legend. The following provision shall at all times be part of the each instrument or debt security evidencing or representing any Subordinated Claim:

                           The indebtedness evidenced hereby is postponed, subordinated and junior in right of payment to certain "Senior Claims," as defined in the [identify this Agreement], on the terms set forth in Article ___ of the [identify this Agreement]. The provisions of said Article ____ and related definitions of defined terms used therein are hereby incorporated herein as if set forth at length herein. Each subsequent holder and transferee hereof shall be bound, to the extent of its interest herein, by the obligations set forth in such provisions applicable to a holder hereof.

                   (b) Notice to Transferees. Prior to any transfer of any interest in any Subordinated Claim, the then holder thereof shall deliver a copy of this Agreement to the transferee. The failure to deliver such copy shall not affect or impair the enforceability of the provisions of this [Agreement] [Article _____] against the transferee.

                  Section 1.10 Enforceability. The provisions of this [Agreement] [Article ____] (a) shall be binding upon and enforceable against the Company and each holder of Subordinated Claims and their respective successors and transferees, (b) may be jointly or separately enforced in any lawful manner against any one or more or all of the persons and entities bound hereby, without any requirement that other Claims or persons or entities bound hereby be joined (and no single or partial exercise or enforcement of any right hereunder shall preclude any other or further exercise or enforcement thereof), and (c) shall inure to the benefit of and be enforceable by each present and future holder of any Senior Claim. The obligations of each holder of Subordinated Claims under this [Agreement] [Article ____] are several and not joint and shall be limited, in the case of each holder, solely to its own interest in Subordinated Claims. No holder of Subordinated Claims shall have any liability in respect of any obligation of any other holder of Subordinated Claims.

                  Section 1.11 Specific Enforcement. The Company and each holder of Subordinated Claims acknowledges and agrees that an action for money damages is not an adequate remedy for enforcement of this [Agreement] [Article ____] and, accordingly, agrees that each and all of the obligations arising hereunder may, at the option of the Senior Agents or the Required Senior Lenders, be enforced by an action for specific performance or other lawful specific or injunctive relief.

                  Section 1.12 Reinstatement. If any payment or other Distribution at any time applied to the payment of any Senior Claim is subsequently annulled, rescinded, avoided or set

SIGNATURE PAGE TO CREDIT AGREEMENT
aside or required by law to be returned for any reason, then for the purposes of this [Agreement] [Article ____] such Senior Claim shall be reinstated and deemed to have remained continuously outstanding, as fully as if such payment or Distribution had never been made.

                  Section 1.13 Amendments and Waivers. The provisions of this [Agreement] [Article ____] may be waived, modified, amended or otherwise changed only if and as set forth in a written agreement signed by the Company, the Required Senior Lenders and the holders of the Subordinated Claims party hereto.

                  Section 1.14 Governing Law; Jurisdiction; Venue; Service of Process; Waiver of Jury Trial.

                  (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (b) Consent to Jurisdiction. Each party hereto, for itself and its successors and assigns, and each third party beneficiary hereof (by acceptance of the benefits hereof) hereby (i) irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, (ii) irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court, and (iii) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions and courts by suit on the judgment or in any other manner provided by law; provided, that (x) the provisions of this [Agreement] [Article ____] shall be enforceable and may be enforced by the Court in any Bankruptcy, Insolvency or Liquidation Proceeding pending as to the Company or its successor in interest, and (y) this Section 1.14(b) shall not impair or diminish any right that any party or third party beneficiary may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction (A) to enforce or in aid of the judgment of the Supreme Court of the State of New York sitting in New York County or of the United States District Court for the Southern District of New York, (B) as to any claim in respect of which the Supreme Court of the State of New York sitting in New York County lacks, determines that it does not have, or declines to exercise, jurisdiction, or (C) in respect of any matter as to which the agreement set forth in this Section 1.14(b) is not enforceable as a matter of law.

                  (c) Waiver of Objections to Venue. Each party hereto, for itself and its successors and assigns, and each third party beneficiary hereof (by acceptance of the benefits hereof) hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Supreme Court of the State of New York sitting in New York County or the United States District Court for the Southern District of New York and (ii) the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SIGNATURE PAGE TO CREDIT AGREEMENT

                  (d) Service of Process. Each party hereto, for itself and its successors and assigns, and each third party beneficiary hereof (by acceptance of the benefits hereof) hereby irrevocably and unconditionally appoints [insert name and address of a recognized New York process agent] as its agent for receipt of service of process issued by the Supreme Court of the State of New York sitting in New York County or issued by the United States District Court for the Southern District of New York in any action or proceeding arising out of or relating to this Agreement and further agrees that, in the alternative, such process may be served in any other manner permitted by the laws of the State of New York, the laws of the United States or the laws of the jurisdiction in which such party or third party beneficiary may be found.

                  (e) WAIVER OF JURY TRIAL. EACH PARTY HERETO, FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS, AND EACH THIRD PARTY BENEFICIARY HEREOF (BY ACCEPTANCE OF THE BENEFITS OF THE PROVISIONS HEREOF) HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY, OF ANY ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT OR IN ANY WAY CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE DEALINGS BETWEEN THEM WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

                  Section 1.15 Headings. Article and Section headings and the Table of Contents set forth herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of this Agreement or be taken into consideration in interpreting this Agreement.

SIGNATURE PAGE TO CREDIT AGREEMENT

                                SCHEDULE 1.01(D)

                                 MONTANA ASSETS

MPC ACQUISITIONS*

MPC's right, title and interest in, to and under:

1. The Generating Assets (as defined in the MPC Asset Purchase Agreement), other than Colstrip Unit 4;

2. The Assets and Properties (as defined in the MPC Asset Purchase Agreement) used or held for use principally in connection with the operation of such Generating Assets, as more fully described in Section
         1.01 of the MPC Asset Purchase Agreement, other than the following assets:

         (a) BPA Peak/Energy Exchange, which is Exhibit L to the Power Sales Agreement, dated as of August 27, 1982 between MPC and the United States of America, Department of Energy, acting by and through the Bonneville Power Administration;

         (b)  Colstrip 4 Transmission Assets;

         (c) in the event that either the Puget Acquisitions or the Portland Acquisitions are consummated, Colstrip 1, 2 and 3 Transmission Assets;

         (d) Colstrip Townsite Services Agreement dated 1987 as amended by letter agreements extending its term through December 31, 1998, between MPC, Puget, Portland, Avista Corporation (as successor to The Washington Water Power Company), PacifiCorp and Colstrip Community Services Company;

         (e) Raw Water Transportation Agreement dated January 12, 1989 between MPC, Puget, Portland, Avista Corporation (as successor to The Washington Water Power Company), PacifiCorp and Colstrip Community Services Company; and

         (f)  Buy-Back Obligation under the Housing Buy-Back Policy described on
              Schedule 1.02(a)(vi) of the MPC Asset Purchase Agreement; and

3.       The real property located under or associated with Colstrip Unit 4.

PUGET ACQUISITIONS

Puget's right, title and interest in, to and under:

1. The PSE Colstrip Interest (as defined in the Puget Asset Purchase Agreement); and


------------------------
* To be amended to reflect the exclusion of certain real property located under or associated with Colstrip Unit 3 and Colstrip Unit 4 and the subdivision of real property located under or associated with Colstrip Unit 3 and Colstrip Unit 4 which will occur following the MPC Acquisitions.

2. The Assets and Properties (as defined in the Puget Asset Purchase Agreement) used or held for use principally in connection with the operation of the Colstrip Facilities (as defined in the Puget Asset Purchase Agreement), as more fully described in Section 1.01 of the Puget Asset Purchase Agreement, other than the following assets:

         (a) Colstrip Townsite Services Agreement dated 1987 as amended by letter agreements extending its term through December 31, 1998, between MPC, Puget, Portland, Avista Corporation (as successor to The Washington Water Power Company), PacifiCorp and Colstrip Community Services Company;

         (b) Raw Water Transportation Agreement dated January 12, 1989 between MPC, Puget, Portland, Avista Corporation (as successor to The Washington Water Power Company), PacifiCorp and Colstrip Community Services Company; and

         (c)  Buy-Back Obligation under the Housing Buy-Back Policy described on
              Schedule 1.02(a)(vi) of the Puget Asset Purchase Agreement.

PORTLAND ACQUISITIONS

Portland's right, title and interest in, to and under:

1. The PGE Colstrip Interest (as defined in the Portland Asset Purchase Agreement); and

2. The Assets and Properties (as defined in the Portland Asset Purchase Agreement) used or held for use principally in connection with the operation of the Colstrip Facilities (as defined in the Portland Asset Purchase Agreement), as more fully described in Section 1.01 of the Portland Asset Purchase Agreement, other than the following assets:

         (a) Colstrip Townsite Services Agreement dated 1987 as amended by letter agreements extending its term through December 31, 1998, between MPC, Puget, Portland, Avista Corporation (as successor to The Washington Water Power Company), PacifiCorp and Colstrip Community Services Company; and

         (b) Raw Water Transportation Agreement dated January 12, 1989 between MPC, Puget, Portland, Avista Corporation (as successor to The Washington Water Power Company), PacifiCorp and Colstrip Community Services Company.

                                                                   Schedule 2.01


                             Lenders and Commitments

----------------------------------------------------------------------------------------------------------------
                                                                           TRANCHE A               TRANCHE B
                                                    BRIDGE                 REVOLVING               REVOLVING
      LENDERS                                     COMMITMENT              COMMITMENT              COMMITMENT
----------------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                         53,289,473.71           11,842,105.25           9,868,421.07
----------------------------------------------------------------------------------------------------------------
Credit Suisse First Boston                       53,289,473.68           11,842,105.26           9,868,421.05
----------------------------------------------------------------------------------------------------------------
UBS AG, Stamford Branch                          53,289,473.68           11,842,105.26           9,868,421.05
----------------------------------------------------------------------------------------------------------------
Union Bank of California, N.A.                   45,473,684.21           10,105,263.16           8,421,052.63
----------------------------------------------------------------------------------------------------------------
The Industrial Bank of Japan, Limited            45,473,684.21           10,105,263.16           8,421,052.63
----------------------------------------------------------------------------------------------------------------
Banc One, NA (main office-Chicago)               45,473,684.21           10,105,263.16           8,421,052.63
----------------------------------------------------------------------------------------------------------------
Westdeusche Landesbank Girozentrale,
New York Branch                                  45,473,684.21           10,105,263.16           8,421,052.63
----------------------------------------------------------------------------------------------------------------
Barclays Bank PLC                                45,473,684.21           10,105,263.16           8,421,052.63
----------------------------------------------------------------------------------------------------------------
Bank of Nova Scotia                              45,473,684.21           10,105,263.16           8,421,052.63
----------------------------------------------------------------------------------------------------------------
Bayerische Hypo-Und Vereinsbank AG, New
York Branch                                      45,473,684.21           10,105,263.16           8,421,052.63
----------------------------------------------------------------------------------------------------------------
Citibank, N.A.                                   45,473,684.21           10,105,263.16           8,421,052.63
----------------------------------------------------------------------------------------------------------------
Toronto Dominion (Texas), Inc.                   45,473,684.21           10,105,263.16           8,421,052.63
----------------------------------------------------------------------------------------------------------------
Natexia Banque                                   31,263,157.89            6,947,368.42           5,789,473.68
----------------------------------------------------------------------------------------------------------------
Compagnie Financiere de CIC et de
L'Union Europeenne                               24,868,421.05            5,526,315.79           4,605,263.16
----------------------------------------------------------------------------------------------------------------
PNC Financial Corporation                        24,868,421.05            5,526,315.79           4,605,263.16
----------------------------------------------------------------------------------------------------------------
Mellon Bank, N.A.                                24,868,421.05            5,526,315.79           4,605,263.16
----------------------------------------------------------------------------------------------------------------
TOTAL                                           675,000,000.00         150,000,0009.00         125,000,000.00
----------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 3.04

             ASSUMPTIONS FOR PRO FORMA CONSOLIDATED BALANCE SHEET*



The following assumptions were used in the preparation of the pro forma consolidated balance sheet delivered pursuant to Section 3.04 of the Credit Agreement, and not for the preparation of the pro forma financial statements included in the Information Memorandum:

         1) Colstrip Unit 4 and Colstrip 4 Transmission Assets (as defined in the MPC Asset Purchase Agreement) will not be acquired under any of the Asset Purchase Agreements; and

         2) The Leased Assets will be Colstrip Unit 1, Colstrip Unit 2 and a 75% interest in Colstrip Unit 3, the purchase price for such Leased Assets will be $800,000,000 and the rent to be paid pursuant to the Lease Documents will be based on such purchase price of $800,000,000.**

         3) Various assumptions in revenue and cost projections to reflect Borrower's current expectations in such projections including the following:
Kerr headwater benefits, operating cost reserves, Kerr settlement costs and general and administrative expenses.


------------------------------
* For the purposes of this schedule, "Colstrip Unit 1" shall mean Unit 1 of the 2,276 (gross) MW Colstrip coal-fired electric generating facility, "Colstrip Unit 2" shall mean Unit 2 of the 2,276 (gross) MW Colstrip coal-fired electric generating facility, and "Colstrip Unit 3" shall mean Unit 3 of the 2,276 (gross) MW Colstrip coal-fired electric generating facility.

** The assumption used in the preparation of the pro forma financial statements included in the Information Memorandum was that the Leased Assets will be Colstrip Unit 1, Colstrip Unit 2, a 45% interest in Colstrip Unit 3 and a 45% interest in Colstrip Unit 4, the purchase price for such Leased Assets will be $875,000,000 and the rent to be paid pursuant to the Lease Documents will be based on such purchase price of $875,000,000.

                                  SCHEDULE 3.05

                                 REAL PROPERTY*



AS OF THE SIGNING DATE

         Location                            Owned or Leased

1.       303 North Broadway                  Office space leased by Borrower
         Suite 400
         Billings, Montana 59101

2.       45 Basin Creek Road                 Owned
         Butte, Montana 59701

AS OF THE DATE OF THE MPC ACQUISITIONS**

1.       Real property owned, directly or indirectly, by Borrower

         (a) The real property listed on Schedule 1.01(a)(i) to the MPC Asset Purchase Agreement.

         (b)      The real property leased by MPC, as lessor and listed on
                  Schedule 1.01(a)(ii)(A) to the MPC Asset Purchase Agreement.

2.       Real property leased, directly or indirectly, by Borrower

         (a)      The real property subleased by MPC, as sublessor and listed on
                  Schedule 1.01(a)(ii)(A) to the MPC Asset Purchase Agreement.

         (b) The real property listed on Schedule 1.01(a)(ii)(B) to the MPC Asset Purchase Agreement.


--------------------------------------
* The legal descriptions of the real property in Schedule 1.01 to each Asset Purchase Agreement are being modified to clarify the legal descriptions and the division between the generating facilities and the transmission facilities, as such is contemplated under such Asset Purchase Agreement.

For the purposes of this schedule, "Colstrip Unit 1" shall mean Unit 1 of the 2,276 (gross) MW Colstrip coal- fired electric generating facility, "Colstrip Unit 2" shall mean Unit 2 of the 2,276 (gross) MW Colstrip coal- fired electric generating facility, and "Colstrip Unit 3" shall mean Unit 3 of the 2,276 (gross) MW Colstrip coal- fired electric generating facility.

** To be amended to reflect the exclusion of certain real property located under or associated with Colstrip Unit 3 and Colstrip Unit 4 and the subdivision of real property located under or associated with Colstrip Unit 3 and Colstrip Unit 4 which will occur following the MPC Acquisitions.

3.       Borrower's percentage interest in certain real property

         To the extent any real property referred to in items 1 and 2 above is related to Colstrip Unit 1, Colstrip Unit 2, Colstrip Unit 3 or Colstrip Unit 4 (and, in each case, the related undivided interests of MPC in the Common Facilities), the fee interest and the leasehold interest, as applicable, of Borrower in such real property will be 50%, 50%, 30% and 30%, respectively.



AS OF THE DATE OF THE PUGET ACQUISITIONS

1.       Real property owned, directly or indirectly, by PP&L Colstrip I, LLC

         (a) The real property listed on Schedule 1.01(a)(i) to the Puget Asset Purchase Agreement.

         (b)      The real property leased by Puget, as lessor and listed on
                  Schedule 1.01(a)(ii)(A) to the Puget Asset Purchase Agreement.

2.       Real property leased, directly or indirectly, by PP&L Colstrip I, LLC

         (a) The real property subleased by Puget, as sublessor and listed on Schedule 1.01(a)(ii)(A) to the Puget Asset Purchase Agreement.

         (b) The real property listed on Schedule 1.01(a)(ii)(B) to the Puget Asset Purchase Agreement.

3.       PP&L Colstrip I, LLC's percentage interest in certain real property

         To the extent any real property referred to in items 1 and 2 above is related to Colstrip Unit 1, Colstrip Unit 2, Colstrip Unit 3 or Colstrip Unit 4 (and, in each case, the related undivided interests of Puget in the Common Facilities), the fee interest and the leasehold interest, as applicable, of PP&L Colstrip I, LLC in such real property will be 50%, 50%, 25% and 25%, respectively.

AS OF THE DATE OF THE PORTLAND ACQUISITIONS

1.       Real property owned, directly or indirectly, by PP&L Colstrip II, LLC

         (a) The real property listed on Schedule 1.01(a)(i) to the Portland Asset Purchase Agreement.

         (b)      The real property leased by Portland, as lessor and listed on
                  Schedule 1.01(a)(ii)(A) to the Portland Asset Purchase Agreement.

2.       Real property leased, directly or indirectly, by PP&L Colstrip II, LLC

         (a) The real property subleased by Portland, as sublessor and listed on Schedule 1.01(a)(ii)(A) to the Portland Asset Purchase Agreement

         (b) The real property listed on Schedule 1.01(a)(ii)(B) to the Portland Asset Purchase Agreement.

3.       PP&L Colstrip II, LLC's percentage interest in certain real property

         To the extent any real property referred to in items 1 and 2 above is related to Colstrip Unit 3 or Colstrip Unit 4 (and, in each case, the related undivided interests of Portland in the Common Facilities), the fee interest and the leasehold interest, as applicable, of PP&L Colstrip II, LLC in such real property will be 20% and 20%, respectively.

                                  SCHEDULE 3.06

                                DISCLOSED MATTERS



AS OF THE SIGNING DATE

None


AS OF THE DATE OF THE MPC ACQUISITIONS

Please see Schedules II, 2.07 (Legal Proceedings), 2.14(a) (Violations of Licenses and Permits) and 2.17 (Environmental Matters) to the MPC Asset Purchase Agreement.


AS OF THE DATE OF THE PUGET ACQUISITIONS

Please see Schedules I, 2.07 (Legal Proceedings), 2.13(a) (Violations of Licenses and Permits) and 2.15 (Environmental Matters) to the Puget Asset Purchase Agreement.


AS OF THE DATE OF THE PORTLAND ACQUISITIONS

Please see Schedules I, 2.07 (Legal Proceedings), 2.13(a) (Violations of Licenses and Permits) and 2.15 (Environmental Matters) to the Portland Asset Purchase Agreement.

                                  SCHEDULE 3.12

                                  SUBSIDIARIES



SUBSIDIARY OF BORROWER                               OWNERSHIP INTEREST
PP&L Colstrip I, LLC                                       100%

PP&L Colstrip II, LLC                                      100%

PP&L Colstrip III, LLC*                                    100%

--------------------------------
* To be dissolved

                                  SCHEDULE 3.13

                                    INSURANCE



The following is a summary of the critical insurance coverages under the insurance policy to be obtained by the Borrower. The insurance coverage will be in place for each of the Borrower, PP&L Colstrip I, LLC and PP&L Colstrip II, LLC upon the consummation of the MPC Acquisitions, Puget Acquisitions and Portland Acquisitions, respectively.


------------------------------------------------------------------------------------------------------------------------------------

           TYPE OF COVERAGE                      MINIMUM REQUIRED AMOUNT OF COVERAGE                    MAXIMUM ALLOWED DEDUCTIBLE
------------------------------------------------------------------------------------------------------------------------------------
Physical Damage Insurance applicable            100% of the replacement value of the          $1,000,000 per occurrence
to the Montana Assets acquired                  Montana Assets acquired
------------------------------------------------------------------------------------------------------------------------------------
Business Interruption                           100% of the annual fixed expenses             45 days per occurrence
insurance covering loss of                      and debt service attributable to the
income due to physical                          acquired undivided interest in the
damage to the Colstrip plant                    Colstrip plant and in the Corette
or the Corette plant                            plant
------------------------------------------------------------------------------------------------------------------------------------
Public Liability (excluding                     $35,000,000 per occurrence                    $2,000,000 per occurrence
environmental) arising out of the
operations of each company
------------------------------------------------------------------------------------------------------------------------------------
Environmental Liability                         $35,000,000                                   $2,000,000
------------------------------------------------------------------------------------------------------------------------------------
Automobile Liability                            $35,000,000                                   $250,000 per occurrence
------------------------------------------------------------------------------------------------------------------------------------
Employment Practices Liability                  $35,000,000                                   $1,000,000
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 4.01

                              SEARCH JURISDICTIONS



Montana

Secretary of State
Yellowstone County


Virginia

Secretary of State
Fairfax County


Pennsylvania

Secretary of State
Lehigh County, Prothonotary
Lehigh County, Recorder of Deeds (fixture filings only)

                                SCHEDULE 4.02(p)

                             GOVERNMENTAL APPROVALS

So long as no applicable intervention has occurred which could reasonably be expected to lead to an adverse determination upon rehearing, appeal or other post-decision procedure, the applicable waiting periods and appeal periods with respect to the following consents and approvals required to be obtained from any Governmental Authority may not have expired as of the Initial Funding Date or a Subsequent Funding Date (although the approvals shall have been obtained):

1. FERC approval of Supplemental Information and Requests under Sections 203 and 205 of the Federal Power Act in Docket No. EC99-36-000 and ER99-1799-000 filed by Borrower and MPC relating to:

             (a) the BPA Peak/Energy Exchange, which is Exhibit L to Power Sales Agreement DE-MS79-81BP90427, dated as of August 27, 1982, as amended by revisions effective June 30, 1985 and April 14, 1997 between MPC and the United States of America, Department of Energy, acting by and through the Bonneville Power Administration;

             (b) the Exchange Agreement, dated August 18, 1993, between MPC and Idaho Power Company; and

             (c) the 1997 Pacific Northwest Coordination Agreement, dated as of June 18, 1997, by and among the United States of America acting by and through the Bonneville Power Administrator of the Department of Energy, the Division Engineer, Northwest Division, Corps of Engineers, Department of the Army, and the Regional Director, Bureau of Reclamation, Pacific Northwest Region, Department of the Interior, the United States entity designated pursuant to Article XIV of the "Treaty between Canada and the United States of America Relating to the Cooperative Development of the Water Resources of the Columbia River Basin," the City of Eugene, Oregon, the City of Seattle, Washington, the City of Tacoma, Washington, Public Utility District No. 2 of Grant County, Washington, Public Utility District No. 1 of Chelan County, Washington, Public Utility District No. 1 of Pend Oreille County, Washington, Public Utility District No. 1 of Douglas County, Washington, Public Utility District No. 1 of Cowlitz County, Washington, Puget, Portland, PacifiCorp, Avista Corporation (as successor to The Washington Water Power Company), MPC and The Colockum Transmission Company, Inc.; and

             (d) deletions and additions to Borrower's rate schedule designations and related matters;

2. FERC approval of Joint Application for Amendment of Licenses and Request for Expedited Treatment (Project Nos. 1869, 2188 and 2301) filed by Borrower and MPC pursuant to Section 4.201 of the FERC's regulations; and

3. Open Access Transmission Tariffs to be filed or filed, as the case may be, with FERC by Borrower or any of its Subsidiaries relating to the interests in the Colstrip Transmission System which may be acquired or have been acquired, as the case may be, by Borrower or any of its Subsidiaries, to the extent necessary or desirable in light of the orders of FERC granting Exempt Wholesale Generator status to Borrower and its Subsidiaries.

                                SCHEDULE 6.02(a)

                                      LIENS



AS OF THE SIGNING DATE

None


AS OF THE DATE OF THE MPC ACQUISITIONS

The liens described in Schedule 2.11 (Tangible Personal Property Liens) to the MPC Asset Purchase Agreement and Permitted Liens (as defined in the MPC Asset Purchase Agreement).


AS OF THE DATE OF THE PUGET ACQUISITIONS

Permitted Liens (as defined in the Puget Asset Purchase Agreement).


AS OF THE DATE OF THE PORTLAND ACQUISITIONS

Permitted Liens (as defined in the Portland Asset Purchase Agreement).